Exhibit 10.1

BRIER CREEK OFFICE PARK

WAKE COUNTY, NORTH CAROLINA

LEASE BETWEEN

BRIER CREEK CORPORATE CENTER ASSOCIATES LIMITED PARTNERSHIP

Landlord,

AND

INSPIRE PHARMACEUTICALS, INC.,

Tenant

DATED JUNE 28, 2010

i

25.	Rules and Regulations	19

26.	Guaranty	20

27.	Miscellaneous	20

28.	Exhibits	23

	Exhibit A - Description of Premises	A-1
	Exhibit B - Rules and Regulations	B-1
	Exhibit C - Work Letter Agreement	C-1
	Exhibit D - Operating Expenses	D-1
	Exhibit E - Basic Rent	E-1
	Exhibit F – Intentionally Deleted	F-1
	Exhibit G - Other Terms	G-1
	Exhibit H - Description of the Land	H-1
	Exhibit I – Commencement Date Stipulation	I-1

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into as of this 28th day of June, 2010 (the “Effective Date”) by and between BRIER CREEK CORPORATE CENTER ASSOCIATES LIMITED PARTNERSHIP, a North Carolina limited partnership (“Landlord”), and INSPIRE PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H :

1. Principal Terms. The following terms shall have the meanings set forth below for all purposes in this Lease:

(a) Additional Rent means all sums of money whatsoever, including an increase in Operating Expenses above the Base Factor, other than Basic Rent, due and payable by Tenant to Landlord under this Lease.

(b) Base Factor means the actual annual Operating Expenses for the Building during calendar year 2012, and which is included in Basic Rent.

(c) Basic Rent means that amount set forth on Exhibit E attached hereto.

(d) Building means the building improvements commonly known as “Brier Creek Office #6” located or to be located upon the Land. The Building contains (or, once constructed, will contain) approximately 121,388 Rentable Square Feet.

(e) Building Standard means the materials and work which Landlord, in its sole discretion, purchases or obtains, from time to time and at any time, from its suppliers or contractors for general use in finishing premises in the Building for individual tenants.

(f) Business Days means all days other than Saturdays, Sundays and days proclaimed as legal holidays by the State of North Carolina, the City of Raleigh or the Federal Government, provided that upon such holidays, professional businesses, such as law firms or accounting firms, are not generally open for business.

(g) Business Hours means the hours from 6:30 a.m. to 6:30 p.m., on Business Days, and from 8:00 a.m. to 1:00 p.m. on Saturdays and Sundays, exclusive of (i) New Year’s Day, (ii) Memorial Day, (iii) Independence Day, (iv) Labor Day, (v) Thanksgiving Day, and (vi) Christmas Day.

(h) Commencement Date shall mean January 1, 2011 provided that Landlord has delivered the Premises to Tenant “Ready for Occupancy” as defined Paragraph 3(b); provided, however, if Tenant shall first occupy any part of the Premises for any purpose other than in connection with Tenant’s Work as described on Exhibit C annexed hereto or for installation of furniture fixtures and equipment in accordance with Section 3(b), the Commencement Date, for all purposes hereunder, shall be deemed to be the date of such occupancy by Tenant. In the event that the Premises are not Ready for Occupancy on January 1, 2011, the Commencement Date and the Rent Commencement Date and all other dates that may be affected by their change shall be revised to conform to Landlord’s delivery of the Premises to Tenant in accordance with this Lease.

(i) Development means that certain commercial development known as “Brier Creek Office Park,” which Development includes the Land.

(j) Expiration Date means December 31, 2017.

(k) Hazardous Substance means any substance which is toxic, ignitable, reactive, or corrosive and which is regulated by any local government, the state of North Carolina, or the United States Government, and includes any and all materials or substances which are defined as “hazardous waste,” “extremely hazardous waste,” or a “hazardous substance” pursuant to state, federal, or local governmental law, including but not limited to asbestos, polychlorobiphenyls (“PCB’s”) and petroleum.

(l) Insurance Requirements means all requirements of any insurance policy covering or applicable to all or any part of the Land, the Building or the Premises or the use thereof, all requirements of the issuer of any such policy and all orders, rules, regulations, recommendations and other requirements of the local board of fire underwriters or any other body exercising the same or similar functions and having jurisdiction or cognizance of all or any part of the Land, the Building or the Premises.

(m) Land means that certain parcel of land within the Development which is described on Exhibit H attached hereto and incorporated herein by reference.

(n) Landlord means Brier Creek Corporate Center Associates Limited Partnership.

(o) Landlord’s Notice Address means c/o American Asset Corporation, 3700 Arco Corporate Drive, Suite 350, Charlotte, North Carolina 28273, or such other address as Landlord shall give in accordance with Paragraph 27(k).

(p) Landlord’s Work shall have the definition for such term set forth in the Work Letter Agreement.

(q) Latent Defects means any defects in Landlord’s Work that were not known or reasonably discoverable by Tenant by observation or inspection within 60 days after the Commencement Date.

(r) Legal Requirements means all laws, statutes and ordinances (including building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county and city departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Land, the Building or the Premises, or any part thereof, and all requirements, obligations and conditions of all instruments of record affecting the Land and the Building.

(s) Operating Expenses means all expenses relating to the Building and Public Areas, and all expenses and costs (but not specific costs which are allocated or separately billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with owning, operating, managing, painting, repairing, insuring, cleaning, maintaining, decorating, securing, and replacing components or systems in the Building and Public Areas, computed on an accrual basis and in accordance with generally accepted accounting principles consistently applied, including, but not limited to, all Taxes and the items enumerated in Exhibit D annexed hereto; provided, however, notwithstanding anything herein to the contrary or in Exhibit D, the following shall be excluded from Operating Expenses: (i) depreciation or amortization (except as otherwise provided above), (ii) debt service or interest (paid or accrued) or financing charges associated with the Building, (iii) leasing commissions, brokerage fees, or special tenant inducements, (iv) repairs to the Premises and any demised premises where the occurrence causing the damage or loss necessitating repair is reimbursed by insurance carried by Landlord, (v) costs incurred by Landlord for Tenant’s alterations, (vi) the cost of capital improvements other than those that result in a reduction to Operating Expenses, (vii) costs of correcting building code violations which violations were in existence on the Commencement Date, (viii) repairs and replacements for which and to the extent that Landlord has been reimbursed by insurance and/or paid pursuant to warranties, (ix) advertising, marketing and promotional expenses, (x) costs representing amounts paid to an affiliate of

Landlord for services or materials which are in excess of the amounts which would have been paid in the absence of such relationship, (xi) reserves for anticipated future expenses, (xii) accounting services rendered for the benefit of Landlord; (xiii) any costs or expenses incurred by Landlord in bringing the Premises or Building, or any portion thereof, into compliance with any applicable federal, state or local statutes, codes, ordinances or rules and (ix) costs related to remediation or clean up of hazardous materials.

(t) Partnership Tenant means a partnership of two (2) or more persons or entities, individually, or as joint ventures or as co-partners of a partnership.

(u) Premises means approximately 42,854 rentable square feet rentable square feet on the 1st, 4th and 5th floors of the Building, said Premises being more particularly depicted on Exhibit A attached (the parties hereto agree that Exhibit A is used solely to depict the general Premises and the actual floor plan for construction purposes shall be mutually agreed upon by Landlord and Tenant pursuant to Exhibit C hereof), subject, however, to the right to re-measure per BOMA standards as set forth in Paragraph 2.

(v) Public Areas means the sidewalks, driveways, public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, parking areas, parking decks, entrance drives and other public portions of the Building and the Land.

(w) Ready for Occupancy has the definition ascribed to it in Paragraph 3(b) hereof.

(x) Rent means Basic Rent and Additional Rent.

(y) Rent Commencement Date means the date which is 8 months after the Commencement Date.

(z) Rentable Square Feet of the Premises means 42,854 rentable square feet, subject to the terms of Paragraph 2 hereof.

(aa) Rules and Regulations means those attached to this Lease as Exhibit B and such reasonable changes therein as Landlord hereafter may make and communicate in writing to Tenant.

(bb) Security Deposit means the sum of $142,847.00, to be held and used in accordance with Paragraph 24 hereof.

(cc) Taxes means all taxes, assessments, and governmental charges, whether or not directly paid by Landlord, whether federal, state, county, or municipal and whether assessed by taxing district or authorities presently taxing the Building and the Land or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Land and the Building or its operation, excluding, however, federal and state taxes on income, death taxes, franchise taxes, and any taxes imposed or measured on or by the income of Landlord from the operation of the Building or imposed on Landlord’s profit in connection with any change of ownership of the Building; provided, however, that if at any time during the Term the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions, or charges so levied, assessed, or imposed on real estate and the improvements thereof shall be discontinued and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions, or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Building, such substitute or additional taxes, assessments, levies, impositions, or charges, to the extent so levied, assessed, or imposed, shall be deemed to be included within Taxes.

(dd) Tenant means Inspire Pharmaceuticals, Inc.

(ee) Tenant’s Notice Address means 4222 Emperor Boulevard, Suite 200, Durham, NC 27703 prior to the Commencement Date and the address of the Premises thereafter.

(ff) Tenant’s Operating Payment means an amount equal to Tenant’s Proportionate Share of the amount by which Operating Expenses for a calendar year exceeds the Base Factor.

(gg) Tenant’s Plans means the plans and specifications for the build-out or upfit of the Premises as approved by Landlord and Tenant in accordance with and as contemplated in the Work Letter Agreement.

(hh) Tenant’s Proportionate Share means, as of the date hereof, 33.6%., provided, however, such percentage may be adjusted in the event the Building is re-measured in accordance with Paragraph 2 hereof.

(ii) Tenant’s Work shall have the definition for such term set forth in the Work Letter Agreement attached hereto as Exhibit C.

(jj) Term means that certain term of this Lease, commencing and expiring as set forth in Paragraph 3(a) hereof, subject to Tenant’s renewal rights as set forth on Exhibit G.

(kk) Unavoidable Delays means any delays caused by other tenants, war, civil commotion, riot, acts of God, strikes or other labor disputes, governmental restrictions, regulations or actions, fire or other casualty, shortage or unavailability of labor or materials obtainable on reasonable terms, adverse weather conditions or unusual inclement weather or any other factors beyond the reasonable control of Landlord, whether similar or not to any of those listed above.

(ll) Intentionally Deleted.

2. Premises

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, together with the right to the use of and benefit from, in common with others, the Public Areas. Notwithstanding the provisions of the immediately preceding sentence, (i) Tenant and Tenant’s guests and invitees shall not, at any given time, be entitled to use more than four (4) parking spaces within the Development for each 1,000 Rentable Square Feet within the Premises, and (ii) Landlord shall have the right during the Term to reserve parking spaces on the Land for the exclusive use of other tenants in the Building, provided the reservation of such spaces for the exclusive use of other tenants in the Building does not have the effect of denying Tenant the non-exclusive use of 4 parking spaces for each 1,000 square feet of Rentable Square Feet within the Premises. Tenant acknowledges that parking for the Building at the rate of four (4) parking spaces for each 1,000 Rentable Square Feet within the Premises shall be made available beginning on the Commencement Date through the expiration of the Lease as follows: (i) within the Building’s parking lot, 2 designated spaces expressly reserved for Tenant and 6 designated spaces expressly reserved for visitors to the Building and 3.6 parking spaces for each 1,000 square feet of Rentable Square Feet in the Premises and (ii) the balance of parking spaces shall be through the entire Brier Creek Urban Park through cross-parking easements and interconnectivity with the adjacent buildings and land in the park.

Landlord and Tenant acknowledge that, at any time within ninety (90) days of the Commencement Date, Landlord or Tenant shall be entitled to cause the Rentable Square Feet within the Premises to be measured by BOMA. In the event that Landlord or Tenant exercises such option, and in the event that such measurement, performed in accordance with BOMA, reveals, in Landlord’s and Tenant’s reasonable discretion, that the number of Rentable Square Feet within the Premises differs from 42,854 rentable square feet by (a) one percent (1%) or more, then the amount of Basic Rent payable hereunder, Tenant’s Proportionate Share hereunder, and all other amounts payable and computations made hereunder based on the number of Rentable Square Feet in the Premises shall be adjusted (upward or downward, as the case may be) to reflect such measurement and (b) being reduced by five percent (5%) or more, then the cost of such measurement shall be paid by Landlord, in all other cases by Tenant.

3. Term

(a) The Term of this Lease shall commence on the Commencement Date, and shall end on the Expiration Date, unless the Term shall sooner terminate pursuant to any of the terms of this Lease or pursuant to law or shall be extended pursuant to the renewal terms set forth on Exhibit G. Within ten (10) days following the Commencement Date, Tenant shall execute and deliver to Landlord duplicate originals of a stipulation in the form attached to this Lease as Exhibit I (with the blanks properly completed, to the extent possible). Subject to Landlord’s reasonable approval of the information inserted by Tenant in the blanks, Landlord shall execute the duplicate originals of the stipulation and shall promptly return one (1) fully executed original to Tenant.

(b) Tenant shall be granted access to the Premises when the Premises are Ready for Occupancy in order to install Tenant’s furniture, fixtures and equipment. “Ready for Occupancy” shall mean that (i) Landlord’s Work is sufficiently complete so as to allow Tenant to occupy the Premises for the use and purposes intended without unreasonable disturbance or interruption as reasonably determined by the Landlord and Tenant and (ii) a certificate of occupancy (which may be temporary in nature) or its equivalent has been issued for the Premises. In the event Landlord is unable to deliver possession of the Premises to Tenant on or before January 1, 2011, then Tenant shall be entitled to one (1) day of free Basic Rent for each calendar day occurring between January 2, 2011 and the date Landlord delivers possession.

4. Rent

(a) Tenant shall pay to Landlord without notice or demand or set-off, in lawful money of the United States of America at the office of Landlord or at such other place as Landlord may designate, Rent as follows:

(i) Basic Rent, which shall be payable in advance in monthly installments beginning on the Rent Commencement Date and continuing on the first day of each calendar month thereafter during the Term; and

(ii) Additional Rent, which shall be payable within the time limitations elsewhere provided in this Lease, or if no such time limit is elsewhere provided, within fifteen (15) days after receipt of notice from Landlord as to the amount due and payable, beginning on the Commencement Date.

The Basic Rent together with Additional Rent shall constitute the “contract rent”, as such term is used in N.C.G.S. § 42-34(b).

(b) Notwithstanding and not to the exclusion of any other remedies for Tenant’s default, if any installment of Basic Rent or Additional Rent payable under Paragraph 5(c) remains unpaid for a period of five (5) days after such installment shall have become due, or if any payment of Additional Rent (other than that payable under Paragraph 5(c)) remains unpaid for a period of fifteen (15) days after such installment or payment shall have become due, Tenant shall pay interest thereon at a rate equal to the lesser of 2% per annum above the prime rate as announced by Bank of America, N.A., or its successors, or the maximum contractual rate permitted by applicable North Carolina law, from the date on which such installment or payment is due to the date of payment thereof. Such interest shall be deemed Additional Rent. If the Rent Commencement Date shall occur on a day other than the first day of a calendar month, the monthly installment of Basic Rent and any monthly installment of Additional Rent payable under Paragraph 5(c) for the unexpired portion of the month in which the Rent Commencement Date occurs shall be prorated on the basis of the actual number of calendar days in such month.

5. Operating Expense Payments

(a) Subject to Paragraph 5(e), if Operating Expenses payable in any calendar year falling wholly or partially within the Term shall be in such amount as shall constitute an increase above the Base Factor, Tenant shall pay as Additional Rent for such calendar year Tenant’s Operating Payment. Tenant acknowledges and agrees that upon verification of the Base Factor, Tenant shall pay with the next scheduled payment of Basic Rent, the retroactive amounts owed to Landlord for 2013 based on the actual Base Factor.

(b) Notwithstanding any other provision contained herein to the contrary, if the Building is not fully occupied during any calendar year or if the entire Building is not provided with complete building standard services during any calendar year, then for purposes of the computation of Tenant’s Operating Payment, each component of Operating Expenses which are “variable”, may be computed for such year as though 100% of the entire Building had been fully occupied and provided with complete building standard services during such year and the adjusted amount of such “variable” Operating Expenses shall be used in determining Operating Expenses for each calendar year, including the calendar year 2012. Such adjustment shall not, however, result in Landlord receiving from Tenant and other tenants in connection with such “variable” Operating Expenses more than 100% of the cost of such “variable” Operating Expenses. Operating Expenses which are “variable” shall include those expenses that vary based upon occupancy levels and shall not include such expenses as are fixed, including, but not limited to, expenses related to the common areas including electrical power, landscaping, and janitorial expenses, management fees, taxes and insurance, on-site labor and maintenance contracts.

(c) Landlord may, with respect to any calendar year, furnish to Tenant an estimate of Tenant’s Operating Payment for such year, and upon receipt of such estimate, Tenant will thereafter pay to Landlord on the first (1st) day of each month during such year an amount equal to one-twelfth of such estimate. Landlord may revise such estimate from time to time twice per year. Until such estimate has been furnished to Tenant relative to any calendar year, Tenant shall pay to Landlord, on the first day of each month during such year, an amount equal to one-twelfth of the Tenant’s Operating Payment for the previous calendar year. On or before April 30 of each calendar year, Landlord shall furnish Tenant with a reconciliation statement, with reasonable supporting documentation (i.e., a worksheet that lists all relevant Operating Expenses), setting forth the Tenant’s Operating Payment for such prior calendar year and the amounts paid to date by Tenant on account thereof. Any additional amount payable as Tenant’s Operating Payment as set forth on such statement shall be payable within thirty (30) days after Tenant’s receipt of such statement, and the amount of any overpayment by Tenant shall be applied to the next month’s installment of Tenant’s Operating Payment then due, with the residual, if any, refunded by Landlord to Tenant within thirty (30) days after delivery of such statement.

(d) Any Additional Rent payable by Tenant pursuant to this Paragraph 5 shall be collectible by Landlord in the same manner as Basic Rent.

(e) If the Commencement Date or the Expiration Date shall occur on a date other than January 1 or December 31, respectively, Tenant’s Operating Payment for the calendar year in which the Commencement Date or Expiration Date shall occur, as the case may be, shall be prorated based upon the actual number of days in the particular calendar year. In no event shall Basic Rent ever be reduced by operation of this Paragraph 5. The rights and obligations of Landlord and Tenant under the provisions of this Paragraph 5 with respect to any Additional Rent shall survive the Expiration Date or any sooner termination of the Term.

(f) Landlord has advised Tenant that presently Progress Energy (the “Electric Service Provider”) is the utility company selected by Landlord to provide electricity service for the Building. Notwithstanding the foregoing, if permitted by applicable law, Landlord shall have the right at any time and from time to time during the Term to either contract for service from a different company or companies providing electricity service (each such company being hereinafter referred to as an “Alternative Service Provider”) or continue to contract for service from the Electric Service Provider; provided, however, before contracting with an Alternative Service Provider, Landlord shall use good faith efforts to ensure that such provider’s rates shall be customary and in line with rates for the Raleigh/Durham market area. In the event that Landlord shall contract with an Alternate Service Provider during the Term, Landlord shall reimburse Tenant for any losses, costs or charges incurred by Tenant directly related to any interruption in service arising from such change. Tenant shall cooperate with Landlord, the Electric Service Provider, and any Alternative Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternative Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises. Except as otherwise provided for herein, unless due to Landlord, its agents or employee’s negligence or willful misconduct, Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternative Service Provider is no longer available or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

(g) Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Premises to the extent the same exceed Building Standard.

(h) Notwithstanding anything in this Lease to the contrary, for each calendar year after the Controllable Base Year which is 2012, Tenant’s Controllable Operating Expenses shall not exceed the Controllable Cap. The “Controllable Base Year” shall mean the total, actual Controllable Operating Expenses for the calendar year of 2012. The “Controllable Cap” shall mean: (i) with respect to the calendar year 2013, the amount obtained by multiplying the amount of Controllable Operating Expenses for the Controllable Base Year by 1.05; and (ii) relative to each calendar year subsequent thereto, the amount obtained by multiplying the higher of the Controllable Cap for the previous calendar year or Tenant’s actual proportionate share for the previous calendar year by 1.05, on a cumulative basis. “Controllable Operating Expenses” shall be those expenses reasonably determined by Landlord to be within its control with respect to price and not set or determined by a governmental agency or other third party.

(i) Landlord shall maintain complete and accurate records of all expenses incurred in the operation of the Building and the furnishing of services to tenants, including those which Landlord intends to include in Operating Expenses. Landlord’s records of its Operating Expenses shall be kept using accounting practices consistently maintained on a year-to-year basis, in accordance with good accounting practices, consistently applied and shall be made available to Tenant once per year at any reasonable time, within one year (1) year after Landlord’s reconciliation statement for any given year, for inspection and audit at Landlord’s offices at Tenant’s expense; provided that Tenant gives Landlord three (3) days prior telephonic or written notice and that the inspection rights are performed by an employee or CPA on a non-contingency basis and the results of which are kept strictly confidential. If the audit reveals that the charges to Tenant for a particular calendar year was overstated by more than five percent (5%), the reasonable costs of the audit shall be borne by Landlord.

6. Use

(a) Tenant covenants that throughout the Term it will use the Premises for general, clerical, administrative, and executive offices consistent with a first class office building in the area in which the Building is located, for research and the development and commercializing of pharmaceutical products and for no other purpose.

(b) Subject to Landlord’s Warranties set forth on Exhibit G, Tenant, at its sole cost and expense, shall comply with all Legal Requirements and all Insurance Requirements relating to or affecting Tenant’s use of the Premises. Without limiting the generality of the foregoing, in the event the Premises must be modified or any other action relating to the Premises must be undertaken in the future to comply with any regulation concerning the Americans With Disabilities Act or any similar federal, state or local statute, law, or ordinance taking effect subsequent to the Commencement Date, the responsibility for such modification or action (including the payment of all costs incurred in connection therewith) shall belong to Tenant provided that such modification or action is solely due to Tenant’s unique use or activity in the Premises. If the Public Areas must be modified or any other action relating to the Public Areas must be undertaken in the future to comply with the Americans With Disabilities Act or any similar federal, state or local statute, law, or ordinance and if such modification or action is required because of (i) any special or unique use or activity in the Premises or (ii) the performance of any alterations within the Premises, the responsibility for such modification or action (including the payment of all costs incurred in connection therewith) shall belong to Tenant. Except as provided in the immediately preceding sentence, in the event the Public Areas must be modified or any other action relating to the Public Areas must be undertaken in the future to comply with the Americans With Disabilities Act or any similar federal, state or local statute, law, or ordinance, the responsibility for such modification or action (including the payment of all costs incurred in connection therewith, subject to the terms and provisions of this Lease relating to the pass-through of Operating Expenses) shall belong to Landlord.

(c) If anything is done, omitted to be done, or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon or about the Premises that shall cause the rate of fire or other insurance on the Premises or the Building procured by Landlord to be increased, Tenant shall be provided written notice by Landlord of such rate increase (as well as the schedule referred to herein) and either (i) discontinue those activities which account for the increased rates or (ii) continue such activities and pay the entire amount of such increase promptly upon Landlord’s demand therefor as Additional Rent. In determining whether increased premiums are a result of something done, omitted or suffered to be done or kept or suffered to be kept in, upon or about the Premises solely by Tenant, a schedule issued by the organization computing the insurance rate for the Building showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate.

(d) Tenant shall not place a load upon any floor that exceeds the floor load per square foot that such floor was designed to carry or violates any Legal Requirement; provided that neither the file room nor any other area approved by Landlord shall be deemed in violation of this subsection (d). All mechanical equipment and other applicable property of Tenant in the Premises shall be placed and maintained by Tenant, at Tenant’s sole expense, in such manner as shall be sufficient, in Landlord’s reasonable judgment, to prevent vibration, noise, annoyance or inconvenience to Landlord and the other tenants.

(e) Tenant shall not cause or permit any Hazardous Substance to be used, stored, generated or disposed of on or in the Premises, the Building, or the Land in violation of any applicable law by Tenant or Tenant’s agents, employees, contractors or invitees. If Hazardous Substances are used, stored, generated or disposed of by Tenant on or in the Premises, the Building or the Land, or if the Premises, the Building, or the Land become contaminated in any manner for which Tenant is legally liable, Tenant shall indemnify and hold harmless Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the Building or the Land, damages due to loss or restriction of rentable or usable space, or any damages due to adverse impact on marketing of the Building, and any and all sums paid for settlement of claims, reasonable attorneys’ fees, consultant and expert fees) arising during or after the Term and arising as a result of such contamination by Tenant. This indemnification includes, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision, and shall expressly survive expiration or termination of this Lease. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Premises, the Building or the Land in violation of any applicable law, and same results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the presence of any such Hazardous Substance on the Premises, the Building or the Land. Tenant shall first obtain Landlord’s approval, however, for any such remedial action.

7. Assignment, Mortgaging and Subletting

(a) Except as otherwise set forth in this Section 7, Tenant shall not (i) wholly or partially assign or otherwise transfer this Lease or any rights herein granted, (ii) sublet all or part of the Premises or allow the same to be used or occupied by others or in violation of Paragraph 6 hereof, or (iii) mortgage, pledge, or encumber this Lease or all or any part of the Premises in any manner by reason of any act or omission on the part of Tenant, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, delayed or conditioned. If Tenant or any assignee of Tenant is a corporation or partnership, the terms “assign” and “assignment” shall, for purposes of this Lease, be deemed to include the aggregate transfer of effective control of the applicable entity and/or a majority of the stock or partnership interest, as the case may be, of Tenant or such assignee of Tenant. Tenant shall reimburse Landlord an administrative fee of $500.00 in connection with any request by Tenant for Landlord’s consent to an assignment, sublease or any other transfer or encumbrance as provided above in this Paragraph 7(a). Notwithstanding the foregoing, Tenant may assign or sublet all or any portion of the Premises without advance notice to Landlord (i) to an entity controlled by Tenant or which controls Tenant, (ii) in connection with a merger or consolidation or (iii) pursuant to a sale of all or substantially all of the business and assets or stock of Tenant and any such assignment or subletting shall not be subject to the provisions of Paragraph 7(d) below.

(b) If this Lease is assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee with written notice. If the Premises or any part thereof be sublet or be used or occupied by any person other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant’s time to cure such default, if any, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent herein reserved. The consent by Landlord to an assignment, transfer, encumbering or subletting pursuant to any provision of this Lease shall not in any way be considered to relieve Tenant from obtaining the express prior consent of Landlord to any other or further assignment, transfer, encumbering or subletting. Neither any assignment of this Lease nor any subletting, occupancy or use of the Premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant, nor any application of any Rent as provided in this Paragraph 7 shall, under any circumstances be deemed a waiver of any of the provisions of Paragraph 7(a) hereof, or relieve, impair, release, or discharge Tenant of its obligations fully to perform the terms of this Lease on Tenant’s part to be performed, and Tenant shall remain fully and primarily liable therefor.

(c) No assignment (whether or not consented to by Landlord) shall be valid unless, within ten (10) days after the execution thereof, Tenant shall deliver to Landlord a duplicate original instrument of assignment and assumption in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and by the assignee, pursuant to which such assignee shall assume performance of all terms of this Lease on Tenant’s part to be performed.

(d) Except as otherwise provided for in Paragraph 7(a) above, in the event of any assignment, sale or other transfer of Tenant’s interest in this Lease or subletting of the Premises (in whole or in part), whether consented to by Landlord or not, Tenant shall pay to Landlord one-half of any and all consideration, money or items of value received by Tenant or payable to Tenant less any costs incurred by Tenant in connection with such assignment, subletting or other transaction that is in excess of rental payable by Tenant hereunder (computed on a per rentable square foot basis).

8. Repairs

Provided Tenant has received written notice from Landlord of the need for repair, replacement or alteration and reasonable time to effectuate the same, Tenant shall pay to Landlord, promptly upon demand, all reasonable costs and expenses incurred by Landlord in connection with all repairs, replacements and alterations to the Premises and the Building whether such repairs, replacements, and alterations are interior or exterior, structural, or otherwise, ordinary or extraordinary, the need for which arises out of (i) the installation, use, operation, or existence of Tenant’s alterations (other than Landlord’s Work) or personal property, or the moving of the same in or out of the Building or the Premises by Tenant or any of its subtenants, or any of such parties’ employees, agents, contractors, licensees or invitees or (ii) the acts, omissions or negligence of Tenant or any of its subtenants, or any of such parties’ employees, agents, contractors, licensees or invitees, but excluding such repairs, replacements or alterations attributable to Landlord, its agents and employees. Tenant, at its sole cost and expense, shall promptly replace scratched, damaged or broken doors and glass in and about the Premises and shall be responsible for all repairs and maintenance of wall and floor coverings in the Premises, normal wear and tear, acts of Landlord, its agents and employees and casualty excluded.

9. Access

(a) Except in the event of emergency, Landlord or its representatives or designees may enter the Premises at all reasonable times, with twenty four hours notice to Tenant and accompanied by a representative of Tenant, to inspect the Premises, to enforce any provisions of this Lease, to make or cause to be made such repairs as Landlord may deem necessary or desirable, to cure any uncured defaults of Tenant notice and cure periods have expired and pursuant to the rights granted Landlord under this Lease, to repair any utility lines or systems servicing other parts of the Building, to rectify any condition in the Premises adversely affecting other occupants of the Building, or, upon prior reasonable notice to Tenant, to exhibit the Premises to others during the last nine (9) months of the Term (as same may be extended from time to time). If Tenant, its agents or employees shall not elect to be present or shall not permit an entry into the Premises at any time when such entry shall be permissible, or in the case of an emergency, Landlord may use a master key (or master code, card or switch if Tenant’s security system is other than conventional locks and keys), or, solely in the event of an emergency, forcibly enter the Premises.

(b) Landlord has installed, and shall be entitled to expand, at any time during the Term, and from time to time, a card access system or other similar access system (the “Access System”) regulating access to and from the Building or the Premises or both. Tenant shall be permitted to tie Tenant’s access system control box and panels (“Access Equipment”) to the existing Access System in order to program access cards (or other access devices) to the Building and the Premises (if applicable) for its employees. Landlord shall install, in connection with Landlord’s Work, at Tenant’s sole cost and expense (subject, however, to reimbursement from the Upfit Allowance), such connections as are required to permit Tenant to tie its Access Equipment to the Access System. Except for a reasonable number of access devices for issuance to guests and visitors, in no event shall Tenant produce or issue more access devices to the Building and the Premises (if applicable) than the number of full-time employees, contractors or agents Tenant has working in the Premises at any time. Landlord, at Tenant’s sole cost and expense, shall provide Tenant with a reasonable number of unprogrammed access devices, which Tenant may program for use by its full-time employees, contractors or agents as provided in the immediately preceding sentence. Tenant shall obtain additional unprogrammed access devices only from Landlord, and all access devices obtained by Tenant during the Term and the Access System control box shall be returned to Landlord immediately upon the expiration or earlier termination of the Term. Tenant shall pay to Landlord (as Additional Rent), within thirty (30) days after Tenant receives an invoice therefor, Ten and No/100 Dollars ($10.00) for each unprogrammed access device obtained by Tenant during the Term that is not returned to Landlord immediately upon the expiration or earlier termination of the Term as provided above in this Paragraph 9. At the expiration or termination of this Lease, Tenant shall not be required to remove, or to pay for the removal of, the Access Equipment which if remaining on the Premises at such time shall become the property of Landlord.

10. Common Facilities/Landlord’s Maintenance

(a) Landlord shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of the Public Areas, provided such changes do not materially interfere with or adversely impact Tenant’s access to the Building, or Tenant’s use of the Premises or materially diminish Tenant’s proportionate share of parking spaces set forth in Paragraph 2. The Public Areas shall at all times be maintained by Landlord in good condition comparable to other similar buildings in the market area and be subject to the exclusive control and management of Landlord. Tenant shall share pro-rata with other tenants of the Building any reduction in Operating Expenses attributable to any such change to the arrangement and/or location of the Public Areas.

(b) Except for the obligations of Tenant as set forth herein, Landlord shall repair, replace, manage, insure and maintain the Building as follows which shall in all ways be commensurate with comparable class A buildings in the RTP, Raleigh area taking into account the location, age quality and fit up of the Premises:

(i) Landlord shall purchase all standard supplies and materials used and labor charges incurred, in performing its duties hereunder related to the operation, maintenance, decoration, repairing, and cleaning of the Building.

(ii) Landlord shall purchase such insurance coverage for the Building as Landlord shall deem in its discretion desirable, which insurance may include casualty, rental abatement, and liability insurance no less than full replacement cost of Building.

(iii) Landlord shall perform all repairs, replacements and general maintenance to the Building, structural or non-structural, including without limitation the roof and mechanical, electrical and heating, ventilating and air-conditioning equipment and/or systems, in a manner consistent with other comparable office buildings in the market area (provided, however, Tenant shall be responsible for the maintenance, repair and replacement, such that the Premises remains at all times in good and tenantable condition, of the non-structural portions of the Premises, of any alterations, additions, changes or other improvements to the Premises constructed by Tenant and of any mechanical, electrical, heating, ventilating, air-conditioning and other systems and equipment which serve the Premises exclusively).

(iv) Landlord shall provide for the removal of trash, rubbish, garbage, and other refuse from the Building, as well as removal of ice and snow from the sidewalks on or adjacent to the Land.

(v) Landlord shall provide janitorial service, including service to areas of the Building leased to tenants, as more particularly set forth in Paragraph 11 below.

The cost of performance of such obligations of Landlord shall be paid from the Operating Expenses collected from Tenant and the other tenants of the Building.

11. Utilities and Services

(a) Except as otherwise provided herein, Landlord shall maintain and operate the heating, ventilating and air-conditioning systems and shall furnish heat and air-conditioning to the Premises during Business Hours at temperatures customary and usual for similar office space in the RTP, Raleigh market area, except to the extent reduced service is required by any governmental body.

(b) If Tenant requests heating, ventilating, or air-conditioning services during other than Business Hours, Landlord shall make the same available to Tenant in accordance with such request, provided that Tenant shall pay to Landlord, as Additional Rent, Landlord’s charges therefor, which must approximate actual electricity cost plus a reasonable allowance for equipment wear and tear and overhead and in no event constitute a profit to Landlord.

(c) Notwithstanding the foregoing provisions of this Paragraph 11, Landlord shall not be responsible if the normal operation of the Building heating, ventilating and air-conditioning system shall fail to provide conditioned air at reasonable temperatures, pressures or degrees of humidity or in reasonable volumes or velocities in any portion of the Premises (i) which shall have an electrical load in excess of six (6) watts per square foot of usable area of the Premises for all purposes (including lighting and power), or which shall have a human occupancy factor in excess of one person per 100 square feet of usable area of the Premises (i.e., the average electrical load and human occupancy factors for which such system is designed), or (ii) because of any rearrangement of partitioning or other improvements, alterations, changes, additions or use of the Premises by Tenant which directly impact such systems ability to provide such reasonable temperatures. Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the heating, ventilating, and air-conditioning system.

(d) Landlord shall provide elevator service during Business Hours with and without card access and shall have at least one passenger elevator subject to call at all other times with card access.

(e) Landlord shall provide such janitorial services to the Premises after normal business hours consistent with those services currently being provided to the Building, a schedule for which shall be furnished to Tenant upon request.

(f) Landlord shall furnish water to each floor on which the Premises are located for normal drinking, lavatory, and cleaning purposes.

(g) Landlord shall furnish electrical energy reasonably required, subject to the provisions herein, in connection with Tenant’s use and occupancy of the Premises for the operation of such lighting, electrical appliances and equipment as Tenant shall require in connection with its business operations and Use as described in Section 6. As part of this subsection (g), Landlord shall provide such electrical energy as required to accommodate Tenant’s server room, which shall be located within the Premises as mutually agreed by Landlord and Tenant. Tenant shall cause the server room to be separately metered and Landlord shall bill Tenant for the actual electricity cost for the server room on a monthly basis.

(h) Other than Tenant’s electrical use associated with Tenant’s server room described in subsection (g) above, Tenant covenants that at no time shall the use of electrical energy in the Premises exceed six (6) watts per square foot of usable area (consisting of 5.5.0 watts per square foot for lighting and 0.5 watts per square foot for power (i.e., electric outlets)). Tenant shall not, without the prior consent of Landlord, (i) make or perform, or permit the making or performing of, any alteration to wiring installations or other electrical facilities in or serving the Premises or any additions to the electrical fixtures other than the initial improvements to the Premises; or (ii) install and/or use business machines, office equipment, or other appliances in the Premises which utilize electrical energy other than small business machines normally used in Tenant’s business operations and consistent with Tenant’s Use described in Section 6. Should Landlord grant such consent, all additional risers or other equipment required therefor, including, without limitation, air-conditioning equipment, unless otherwise required by Landlord, shall be provided by Landlord and the reasonable cost thereof shall be paid by Tenant within fifteen (15) days after being billed therefor. Landlord may grant such consent subject to such terms and conditions as are necessary in the opinion of the Landlord to ensure that Landlord will be reimbursed by Tenant as applicable for Landlord’s installation of any relevant alterations, wiring, fixtures, appliances, or equipment, as well as Landlord’s provision of any additional electrical service.

(i) Landlord reserves the right to stop, interrupt or reduce the level of services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, introduction of foreign substances, laws, regulations, controls, or guidelines, strikes, maintenance, repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems necessary, or by reason of difficulty in securing proper supplies of fuel, water, electricity, or labor, or by reason of any other cause beyond Landlord’s reasonable control. In each instance, Landlord shall exercise reasonable diligence to eliminate the cause of stoppage and to effect restoration of service and shall give Tenant reasonable notice, when practicable, of the commencement and anticipated duration of such stoppage, interruption or reduction in service. Tenant shall not be entitled to any diminution or abatement of Rent or other compensation by reason of any such stoppage, interruption or reduction unless resulting from Landlord’s wrongful acts or gross negligence.

Notwithstanding the foregoing, in the event Tenant’s ability to conduct its business operations is materially impacted by a service interruption and Landlord has failed to commence repair within three (3) days of such interruption, Tenant shall be entitled to undertake necessary repairs, the cost of which Landlord shall pay to Tenant upon demand therefor.

12. Alterations.

(a) Tenant shall make no improvements, alterations, changes, or additions to the Premises, other than those which are cosmetic in nature and the costs of which do not exceed $25,000.00 for which Landlord consent is expressly not required, without the prior written consent of Landlord, not to be unreasonably withheld, delayed or conditioned. As to any such permitted, cosmetic improvements, alterations, changes, or additions, Tenant shall provide Landlord with notice of such alterations along with a copy of plans related thereto. For any alterations for which Landlord consent is required hereunder, Tenant shall provide Landlord working drawings for Landlord’s review and approval thereof. Landlord shall provide Tenant with any comments to such working drawings within fifteen (15) days of Landlord’s receipt of same, provided such deadline is clearly noted on Tenant’s requesting cover letter. Tenant shall reimburse Landlord for all reasonable expenses incurred by Landlord in connection with approving and inspecting said improvements, alterations, changes or additions, including Landlord’s reasonable and actual legal fees, if any, and an administrative fee of $500.00.

(b) All alterations, additions or improvements (excluding, however, any trade fixtures of Tenant) made by, for, or at the direction of Tenant shall, when made, become the property of Landlord, at Landlord’s sole election, and shall, unless otherwise specified by Landlord at the time Landlord gives its consent thereto or within thirty (30) days of notice of any alteration not requiring Landlord’s consent, remain upon the Premises at the expiration or earlier termination of this Lease.

(c) Tenant shall cause no damage to the Premises and the Building from removal of Tenant’s personal property from the Building. Any such damage or injury to the Premises and the Building shall be promptly repaired by Tenant at its sole cost and expense. Any personal property of Tenant not removed by Tenant prior to the Expiration Date or date of sooner termination of this Lease shall, at Landlord’s option, either become the property of Landlord or shall be disposed of or stored by Landlord at Tenant’s risk and expense.

(d) No approval of plans or specifications by Landlord or consent by Landlord allowing Tenant to make improvements, alterations, changes or additions to the Premises shall in any way be deemed to be an agreement by Landlord that the contemplated work complies with any Legal Requirements or Insurance Requirements, or the certificate of occupancy for the Building, or deemed to be a waiver by Landlord of any of the provisions of this Lease. Tenant shall construct all approved improvements, alterations, changes or additions in a good and workmanlike manner, free of all defects and in compliance with all Legal Requirements and Insurance Requirements. Tenant is not acting as an agent for Landlord and neither Landlord, Landlord’s agents, nor the holder of any mortgage on the Land and Building shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and no mechanic’s or materialman’s or other liens for such labor or materials shall attach to or affect any estate or interest of Landlord or any other such party in and to the Premises, the Land and the Building. Tenant shall not permit any mechanic’s or materialmen’s lien to attach, be placed or filed against the Premises, the Building or the Land arising out of such work prosecuted under the Work Letter Agreement or this Paragraph 12; and if such a lien is filed, Tenant shall satisfy, bond off, or otherwise cause such lien to be cancelled or discharged immediately. Tenant agrees that any damage to the Premises caused by Tenant’s Work shall be repaired at Tenant’s sole cost and expense. No later than thirty (30) days after completion of any work in the Premises by Tenant (including, but not limited to, the addition of equipment, cables or any material that must be inspected), Tenant shall provide to Landlord (i) an affidavit from the general contractor performing the work that same has been substantially completed in accordance with the approved plans and specifications and that all mechanics and materialmen in connection therewith have been paid in full; (ii) a waiver of lien with respect to such construction work executed by the general contractor and each subcontractor, except as to any contractor for which Tenant has obtained a bond to pay any claims by such persons; and (iii) a certificate of occupancy from the applicable governmental authorities evidencing completion of such work in accordance all applicable laws, codes and ordinances. In the event a certificate of occupancy cannot be obtained for the Premises due to any action or inaction by Tenant, Tenant shall be in default hereunder and must immediately comply with any and all requirements to obtain a certificate of occupancy.

13. Insurance.

(a) Tenant shall, during the Term and during any period (if any) of rent abatement or period of occupancy prior to the Commencement Date, at its sole cost and expense, obtain, maintain and keep in full force and effect, with Landlord and the holder of any mortgage or deed of trust (if Tenant has been notified of the name of such holder) on the Land and Building named as additional insureds therein or as their respective interests may appear, as appropriate, the following insurance:

(i) hazard insurance, including extended coverage, vandalism and malicious mischief, upon property owned by Tenant or anyone claiming through or under Tenant and located in the Building, or for which Tenant is legally liable, or which was installed by or on behalf of Tenant or anyone claiming through or under Tenant, including, without limitation, Tenant’s personal property and all other improvements, alterations, changes and additions, in an amount not less than the full insurable value thereof;

(ii) commercial general liability insurance (occurrence coverage), to include personal injury, bodily injury, broad form property damage, operations hazard, contractual liability and products and completed operations liability in combined single limits not less than $2,000,000 inclusive; and

(iii) worker’s compensation in no less than statutory limits and employer’s liability insurance in limits of $1,000,000 each Accident/$1,000,000 by Disease-Policy Limit/$1,000,000 by Disease-Each Employee.

(b) All policies shall be taken out with insurers whose AM Best rating is no less than A-X and in form that is consistent with and available in the commercial insurance marketplace at the current time. Tenant agrees that certificates of insurance will be delivered to Landlord as soon as practicable after the placing of the required insurance. All policies shall contain an undertaking by the insurers to notify Landlord in writing not less than 30 days prior to any material change or reduction in coverage or cancellation or termination thereof.

(c) In the event of damage to or destruction of the Premises and the termination of this Lease as provided for pursuant to Paragraph 15 hereof, Tenant shall pay to Landlord all of its insurance proceeds relating to any improvements, alterations, changes and additions made by Tenant to the Premises, except for any such proceeds paid on (i) items installed by Tenant and which Landlord has agreed may be removed from the Premises upon the expiration of the Term, and (ii) any personal property of Tenant (iii) any above standard building improvements Tenant’s insurance has been paying for.

(d) Landlord shall not carry insurance of any kind on any improvements, alterations, changes or additions made by Tenant to the Premises or on any of Tenant’s personal property, and Landlord shall not be obligated to repair any damage thereto or replace the same.

(e) Any policy or policies of hazard, extended coverage, or similar casualty insurance which either party obtains in connection with the Premises or Building shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Tenant and Landlord waive any rights of recovery against the other for injury or loss due to hazards covered by the hazard insurance that either party is required to maintain hereunder or otherwise elects to maintain, but only to the extent of the injury or loss covered thereby.

(f) Landlord shall carry (i) hazard insurance covering full replacement cost of the Building (exclusive of foundations and footings) and (ii) commercial general liability insurance (occurrence coverage) with limits of not less than $10,000,000.00 at all times.

14. Non-Liability and Indemnification

(a) Unless caused by Landlord’s gross negligence or intentional misconduct, or that of Landlord’s employees, agents or contractors, Tenant shall indemnify and hold harmless Landlord and its agents from and against any and all claims for damage to the person or property of anyone or any entity arising from Tenant’s negligent use of the Premises, or from any negligence or intentional misconduct of Tenant in or about the Premises or elsewhere, and shall further indemnify and hold harmless Landlord from and against any and all claims, costs, and expenses arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any other negligent act or omission of Tenant or any of Tenant’s agents, contractors, employees, or invitees, and from and against all costs, reasonable attorney’s fees, expenses and liabilities incurred by Landlord as the result of any such use, breach, default, misconduct or negligence, and in dealing reasonably therewith, including, but not limited to, the defense or pursuit of any claim or any action or proceeding involved therein; and in case any action or proceeding be brought against Landlord by reason of any such matter, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be so indemnified. This indemnity shall expressly survive expiration or termination of this Lease. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property of Tenant or injury to person, in, upon, or about the Premises arising from any cause, except for the negligence or intentional misconduct of Landlord, its agents, employees and contractors, and Tenant hereby waives all claims in respect thereof against Landlord.

(b) Unless caused by Tenant’s gross negligence or intentional misconduct, or that of Tenant’s agents, employees, or contractors, Landlord shall indemnify and hold harmless Tenant and its agents from and against any and all claims for damage to the person or property of anyone or any entity arising from Landlord’s negligent operation of the Building, or from any negligence or intentional misconduct of Landlord in or about the Building, and shall further indemnify and hold harmless Tenant from and against any and all claims, costs, and expenses arising from any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease, or arising from any other negligent act or omission of Landlord or any of Landlord’s agents, contractors or employees, and from and against all costs, reasonable attorney’s fees, expenses and liabilities incurred by Tenant as the result of any such use, breach, default, misconduct, or negligence, and in dealing reasonably therewith, including, but not limited to, the defense or pursuit of any claim or any action or proceeding involved therein; and in case any action or proceeding be brought against Tenant by reason of any such matter, Landlord upon notice from Tenant shall defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant and Tenant shall cooperate with Landlord in such defense. Tenant need not have first paid any such claim in order to be so indemnified. This indemnity shall expressly survive expiration or termination of this Lease.

15. Casualty Damage

(a) Tenant shall give immediate notice (by telephone, confirmed in writing) to Landlord of any damage caused to the Premises by fire or other casualty, and if neither party elects to terminate this Lease as provided in Paragraph 15(b), Landlord shall proceed with reasonable diligence and at its sole cost and expense to repair and restore the Premises (other than any improvements beyond the initial Tenant Improvements , alterations, changes and additions to the Premises performed by Tenant and any personal property of Tenant) to substantially the same condition as immediately prior to said damage or destruction.

(b) If (i) the Building or the Premises shall be destroyed or substantially damaged by a casualty not covered by Landlord’s insurance; or (ii) 25% or more of the Premises is damaged or rendered untenantable by a casualty covered by Landlord’s insurance; or (iii) the Premises are not affected but 25% of the Building or such portion of the Public Areas as shall render the Premises or the Building untenantable is damaged or rendered untenantable, then in any such event either Landlord or Tenant may elect to terminate this Lease. Any party so electing to terminate this Lease shall provide the non-terminating party written notice of such election within ninety (90) days after the occurrence of such casualty. If such notice of termination shall be given, this Lease shall terminate as of the date provided in such notice of termination (whether or not the Term shall have commenced) with the same effect as if that date were the Expiration Date. If neither party shall elect to terminate this Lease, Landlord shall commence to repair and reconstruct the Building and/or the Premises (subject to the limitations set forth in Paragraph 15(a) above), provided, however, in the event such repair or reconstruction is not complete within one hundred eighty (180) days of such damage or casualty, then Tenant shall have the right upon notice to Landlord to terminate this Lease.

(c) If the Premises are damaged and the Lease is not terminated pursuant to Paragraph 15(b), the Basic Rent and the Additional Rent payable pursuant to Paragraph 4 hereof shall be abated in proportion to the degree in which Tenant’s ability to use the Premises is impaired during the period of any damage, repair or restoration provided for in this Paragraph 15 (i.e., until such time as Landlord has satisfied its restoration obligations under this Paragraph 15). Except for such abatement, Tenant shall not be entitled to any compensation or damage for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by damage, destruction, repair or restoration.

16. Eminent Domain

(a) Subject to the rights of Landlord to relocate Tenant pursuant to Paragraph 27(n), if the whole or any portion of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, this Lease shall terminate as of the date of the vesting or acquisition of title in the condemning authority with the same effect as if said date were the Expiration Date. In addition, if the whole or any portion of the Building other than the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, this Lease shall, at the option of Landlord, terminate as of the date of the vesting or acquisition of title in such condemning authority with the same effect as if such date were the Expiration Date.

(b) The proceeds of any condemnation award shall be the property of Landlord, whether such award is compensation for damages to Landlord’s or Tenant’s interest in the Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, that Landlord shall have no interest in any award made to Tenant for loss of business, relocation expenses, or for the taking of Tenant’s personal property if a separate award for such items is made to Tenant.

17. Events of Default. The occurrence of any one or more of the following events shall constitute a material default of this Lease by Tenant:

(a) The failure by Tenant to make any payment on or before the due date of (i) Basic Rent and such payment shall not have been received by Landlord by the sixth day following such due date or (ii) Additional Rent payable in monthly installments pursuant to Paragraph 5(c) hereof, provided such default is not remedied within five (5) days of Landlord providing Tenant written notice of such default.

(b) The failure by Tenant to make any payment of Additional Rent (other than pursuant to Paragraph 5(c) hereof) or any other payment required to be made by Tenant hereunder other than that described in Paragraph 17(a), as and when due, where such failure shall continue for a period of twenty (20) days after written notice thereof from Landlord to Tenant. If Landlord serves Tenant with a Notice to Pay Additional Rent or Quit, such Notice to Pay Additional Rent or Quit shall also constitute the notice required by this Paragraph 17(b).

(c) The failure of Tenant to execute the documents contemplated in Paragraphs 20(b) or 27(e) hereof, and such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant.

(d) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant other than those referenced above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Tenant under applicable statutes.

(e) (i) The making by Tenant of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease; or (iv) the attachment, execution, or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

(f) The discovery by Landlord that any financial statement given to Landlord by Tenant, by Tenant’s successor in interest, or by any guarantor of Tenant’s obligations hereunder was materially false when presented to Landlord.

18. Landlord’s Remedies. In the event of any material default or breach of this Lease by Tenant, Landlord may at any time thereafter, without further notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

(a) Terminate this Lease or terminate Tenant’s right to possession of the Premises, and in either event, accelerate all obligations of Tenant owed Landlord under the Lease throughout the remainder of the Term such that all such obligations are immediately due and payable, and force Tenant to immediately surrender the Premises to Landlord. Tenant agrees to pay to Landlord on demand the costs which Landlord may suffer by reason of such termination including, but not limited to, the cost of recovering possession of the Premises. Immediately upon any termination Landlord shall be entitled to recover from Tenant all outstanding and unpaid Rent as of the date of such termination and all future Rent due using a customary and reasonable present value formula; and/or

(b) Pursuant to judicial process, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be present, by reasonable force if necessary (to the extent allowed by law), without terminating the Lease or being liable for prosecution or any claim for damages, and, if Landlord so elects, relet the Premises on such terms as Landlord may determine and receive from Tenant any difference between the aggregate rentals to be collected under such replacement lease during the remainder of the Term and the aggregate rentals payable under this Lease for the remainder of the Term (discounted using a customary and reasonable present value formula). Tenant agrees to pay to Landlord on demand any such deficiency that may arise by reason of such reletting and any and all costs (including, without limitation, any reasonable costs of upfitting the Premises for any replacement tenant and any applicable brokerage commissions) expended by Landlord in connection with such reletting; and/or

(c) Pursuant to judicial process, enter the Premises at any time to cure any default without thereby incurring any liability to Tenant or anyone claiming through or under Tenant. Any expenses incurred by Landlord in connection with any such performance or involved in collecting or endeavoring to collect rent or enforcing or endeavoring to enforce any rights against Tenant under or in connection with this Lease or pursuant to law shall be paid by Tenant as Additional Rent on demand; and/or

(d) Pursue any other remedies now or hereafter available to Landlord under applicable laws or judicial decisions and/or under this Lease.

The remedies provided under this Paragraph 18 are non-exclusive and may be combined with other remedies hereunder available to Landlord for Tenant’s material default or breach hereunder.

19. Landlord’s Defaults. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord (and Tenant shall use reasonable efforts to provide such notice to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing), specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently pursues the same to completion. Tenant shall have the right to cure any such failure by Landlord to perform its obligations as set forth herein and Landlord shall reimburse Tenant for actual and reasonable expenses incurred in connection with such cure of Landlord’s default.

20. Subordination and Attornment.

(a) This Lease shall be automatically subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding the foregoing, if any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of such mortgage, deed of trust, or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust, or ground lease or the date of recording thereof.

(b) Tenant agrees, upon the request of Landlord, to execute any reasonable documents required to effectuate an attornment or a subordination, or to make this Lease prior to the lien of any mortgage, deed of trust, or ground lease, as the case may be, provided such mortgagee, deed of trust beneficiary or ground lessor agrees, in writing, not to disturb Tenant in its use and enjoyment of the Premises for the remainder of the Term, , including any renewals properly exercised, as long as Tenant is not in default under this Lease beyond any applicable cure period. Tenant’s failure to execute such documents within twenty (20) days after written demand shall constitute a material default by Tenant hereunder without further notice to Tenant.

(c) Landlord shall use its best efforts to obtain from any existing lender within thirty (30) days of the Effective Date (and as to any future lender within thirty (30) days of Tenant’s request therefore), a written subordination/attornment agreement agreeing not to disturb Tenant in its in its use and enjoyment of the Premises for the remainder of the Term, including any renewals properly exercised, as long as Tenant is not in default under this Lease beyond any applicable cure period.

21. Surrender. On the Expiration Date or upon the sooner termination of this Lease or upon re-entry by Landlord upon the Premises in accordance with Section 18, Tenant shall surrender, vacate,

and deliver to Landlord the Premises, including all improvements, additions, alterations, and replacements thereon, “broom clean” and in good order, condition and repair except for ordinary wear, tear, and damage by fire or other casualty and the acts of Landlord, its agents and employees. If the Premises are not surrendered upon the expiration or termination of this Lease, Tenant hereby indemnifies Landlord against liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay. Tenant’s obligations under this Paragraph 21 shall survive the termination of this Lease.

22. Holding Over. If Tenant shall hold over the Premises after the expiration or earlier termination of the Term, then Tenant waives all notice to quit and agrees to pay Landlord for the period that Tenant is in possession after the Expiration Date or earlier termination date, monthly rent which is one hundred twenty five percent (125%) of the Rent applicable to the last full month of the Term. Tenant expressly agrees to hold Landlord harmless from all direct loss and damages which Landlord may suffer in defense of claims by any parties against Landlord arising out of the holding over by Tenant, including, without limitation, reasonable attorneys’ fees which may be incurred by Landlord in defense of such claims. Acceptance of Rent by Landlord subsequent to the Expiration Date or earlier termination of this Lease shall not constitute consent to any holding over. Landlord shall have the right to apply all payments received after the Expiration Date or earlier termination of this Lease toward payment for use and occupancy of the Premises subsequent to the Expiration Date or earlier termination of this Lease and toward any other sums owed by Tenant to Landlord.

23. Quiet Enjoyment. Tenant, if and so long as it pays the Rent and performs and observes the other terms and covenants as provided in this Lease, shall have the peaceable and quiet possession of the Premises during the Term free of the claims of Landlord or anyone claiming by, through or under Landlord, subject to the terms of this Lease and any ground lease, mortgage or deed of trust as set forth in Paragraph 20 hereof. This covenant shall be construed as a covenant running with the land and shall not be construed as a personal covenant or obligation of Landlord.

24. Security Deposit. Tenant shall deposit with Landlord simultaneously with the execution of this Lease, the amount stipulated in Paragraph 1 as a security deposit. Provided Tenant is not in default in the payment of any Rent or any other charges due Landlord and further provided the Premises are left in the condition described in Paragraph 21 upon the Expiration Date or earlier termination of this Lease, the Security Deposit (which shall not bear interest to Tenant) shall be returned to Tenant within forty-five (45) days after the Expiration Date or earlier termination of this Lease. If the Tenant is in default under this Lease or the Premises are not left in good condition, reasonable wear and tear accepted, then the Security Deposit shall be applied to the extent available on account of sums due Landlord or to the cost of repairing damages to the Premises. If all or any part of the Security Deposit is applied to an obligation of the Tenant hereunder while Tenant is in possession of the Premises, Tenant shall immediately upon request of Landlord, restore the Security Deposit to its original amount. Tenant shall not have the right to call upon Landlord to apply any or all of the Security Deposit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. Upon any conveyance by Landlord of its fee simple interest in the Building, the Security Deposit may be delivered by Landlord to Landlord’s grantee or transferee, and upon such delivery, Landlord shall thereupon be released of any and all liability with respect to the Security Deposit, its application and return, and the Tenant agrees to look solely to such grantee or transferee.

25. Rules and Regulations. Except as provided elsewhere in this Lease, Tenant and its employees, agents, invitees and licensees shall faithfully observe and strictly comply with, and shall not permit violation of, the Rules and Regulations attached hereto as Exhibit B and incorporated herein by reference. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations, the provisions of this Lease shall control. Landlord shall have no duty or obligation to enforce any Rule or Regulation, or any term, covenant or condition of any other lease, against any other tenant, and Landlord’s failure or refusal to enforce any Rule or Regulation or any term, covenant or condition of any other lease against any other tenant shall not result in any liability of Landlord to Tenant. Landlord will make reasonable efforts to uniformly apply the rules and regulations consistently to all comparably sized tenants.

26. Intentionally Deleted.

27. Miscellaneous.

(a) No agreement to accept a surrender of this Lease or possession of the Premises shall be valid unless in writing signed by Landlord. The delivery of keys or possession to Landlord or any agent or employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises.

(b) No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver be in writing signed by the party making such waiver. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, shall not be deemed a waiver thereof or prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.

(c) The receipt by Landlord of Rent with knowledge of the breach of any covenant, warranty, or obligation by Tenant contained in this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the Basic Rent herein stipulated shall be deemed to be other than on account of the earliest Basic Rent reserved hereby which is due and owing at the time such payment is received by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the Additional Rent herein stipulated shall be deemed to be other than on account of the earliest Additional Rent reserved hereby which is due and owing at the time such payment is received by Landlord. No endorsement or statement on any check or any letter accompanying any check or payment of any such Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to remedies provided in this Lease. If Tenant is in arrears in payment of Rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, irrespective of and notwithstanding any designation or requests by Tenant as to the items against which any such payments shall be credited.

(d) This Lease and all attachments and exhibits hereto contain the entire agreement between the parties, and no agreement, representation or inducement shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement, representation or inducement is in writing and signed by both parties hereto.

(e) Tenant at any time or from time to time at the request of Landlord or at the request of the holder of any ground lease, mortgage or deed of trust referred to in Paragraph 20 hereof, shall execute, acknowledge and deliver to the party so requesting, a certificate by Tenant, certifying (i) that this Lease has not been modified, changed, altered or amended in any respect and is in full force and effect (or, if there have been modifications, stating the modifications and that the Lease is in full force and effect as modified); (ii) that this Lease is the only Lease between Landlord and Tenant affecting the Premises (or specifying any other leases); (iii) that Tenant has accepted the Premises (or a part thereof), is in occupancy of the Premises (or a part thereof) and is paying all Rent hereunder, for which it is then liable on a current basis; (iv) that there are then existing no credits, offsets or defenses against the enforcement of any provisions of this Lease (or, if any of same exist, specifying the same); (v) the dates, if any, to which the Rent or other charges due hereunder have been paid in advance and that there has been no prepayment of Rent other than as provided for in this Lease; (vi) that there are no known existing defaults by Landlord or Tenant under this Lease (or, if any such default exists, specifying such default); (vii) whether or not Tenant has exercised any renewal options or other options which may be provided in this Lease; (viii) that there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any insolvency laws of any state thereof; and (ix) such further information with respect to the Lease or the Premises as Landlord, or such lessor, mortgagee or deed of trust beneficiary, may request. Any such certificate may be relied upon by any prospective purchaser of the Land and Building or of the interest of Landlord in any part thereof, by any mortgagee or prospective mortgagee thereof, by any deed of trust beneficiary or any prospective deed of trust beneficiary thereof, by any lessor or prospective lessor thereof, by any lessee or prospective lessee thereof, or by any prospective assignee of any mortgage or deed of trust thereof.

(f) If any provision of this Lease should be held to be invalid or unenforceable, such invalid and unenforceable provisions shall be stricken and the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby.

(g) The terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

(h) In the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and performed by Landlord, Tenant shall look solely to the estate and property of Landlord in the Land and Building for the collection of any sum of money on a judgment, or for the payment or expenditure of any money under any decree of specific performance, injunctive relief or other equitable relief (or other judicial process) requiring performance by Landlord of any obligation under this Lease. No other property or assets of the Landlord, Landlord’s agents, partners, principals (disclosed or undisclosed) or affiliates shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies.

(i) The term “Landlord” shall mean only the owner at the time in question of the present Landlord’s interest in the Building, and in the event of a sale or transfer of the Building (by operation of law or otherwise) the transferor shall be and hereby is automatically and entirely released and discharged, from and after the date of such sale or transfer, of all liability in respect of the performance of any of the terms of this Lease arising from and after such date of transfer or sale on the part of Landlord thereafter to be performed.

(j) Tenant, at its expense, may record a memorandum of the Lease; provided the memorandum contains only such information as is necessary to provide adequate record notice of the existence of the Lease, including the parties, the term, the property involved and whether options to renew or purchase exist and Tenant shall pay all transfer taxes, recording fees and other charges in connection with such recording. Upon a termination of the Lease, Landlord, on its own signature, may record a termination of any recorded memorandum.

(k) Except as otherwise expressly set forth herein all notices, requests, demands, approvals or consents required hereunder or by law shall be in writing and shall be given by personal delivery, by overnight courier service, or by mailing the same, certified or registered mail, return receipt requested, postage prepaid, addressed, if to Landlord, to Landlord’s Notice Address, and if to Tenant, to Tenant’s Notice Address. Such notices, requests, demands, approvals or consents shall be deemed given upon such personal delivery; if sent by overnight courier service, one (1) business day after deposit with such service; and if mailed, two (2) business days after mailing. The persons designated for the receipt of such, and the addresses to which such may be given or made by either party, may be changed or supplemented by notice given by such party to the other and notwithstanding the preceding sentence, such notice (and therefore such new notice address) shall be effective ten (10) days after mailing or delivery.

(l) Tenant warrants that it has not employed nor had any dealings or discussions with any broker or agent other than Cassidy Turley in connection with the negotiation or execution of, relative to the Premises or Building, an agreement to lease, a letter of intent to lease, or this Lease. Tenant and Landlord agree to indemnify the other and hold it harmless from and against any and all liability for commissions or other compensation or charges due to any other brokers claiming compensation through such party and all costs and expenses incurred in defense of the claim if this warranty is breached. In the event of a suit on any such claim, Landlord shall notify and implead Tenant, or Tenant may intervene. This warranty shall survive termination or expiration of this Lease. Landlord shall pay a commission to Cassidy Turley in accordance with a separate commission agreement.

(m) If Tenant is a Partnership Tenant or if Tenant’s interest in this Lease shall be assigned (in accordance with the provisions of Paragraph 7 hereof) to a Partnership Tenant, the following provisions shall apply to such Partnership Tenant: (i) the liability of each of the parties comprising Partnership Tenant shall be joint and several, (ii) each of the parties comprising Partnership Tenant hereby consents in advance to and agrees to be bound by, any modifications, termination, discharge, or surrender of this Lease which may hereafter be made and by any notices, demands, requests, or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, (iii) any bills, statements, notices, demands, requests, or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant and shall be binding upon Partnership Tenant and all such parties, (iv) if Partnership Tenant shall admit new partners, all such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants, and conditions of this Lease on Tenant’s part to be observed and performed, and (v) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners.

Similarly, if Tenant is comprised of two (2) or more individuals or if Tenant’s interest in this Lease shall be assigned (in accordance with the provisions of Paragraph 7 hereof) to two (2) or more individuals, the following provisions shall apply: (i) the liability of each of the individuals comprising Tenant shall be joint and several, (ii) each of the individuals comprising Tenant hereby consents in advance to and agrees to be bound by any modifications, termination, discharge, or surrender of this Lease which may hereafter be made, and by any notices, demands, requests, or other communications which may hereafter be given, by Tenant or by any of the individuals comprising Tenant, and (iii) any bills, statements, notices, demands, requests, or other communications given or rendered to Tenant or to any of the individuals comprising Tenant shall be deemed given or rendered to Tenant or to any of the individuals comprising Tenant, and shall be binding upon Tenant and all such individuals.

(n) Intentionally Deleted.

(o) This Lease shall be deemed to be made under and shall be construed in accordance with and governed by the internal laws of the State of North Carolina, without regard to principles of conflicts of laws.

(p) Tenant expressly acknowledges that neither Landlord nor Landlord’s agents has made or is making any warranties, representations, promises, or statements, except to the extent that the same are expressly set forth in this Lease, that Tenant, in executing and delivering this Lease, is not relying upon any such warranties, representations, promises, or statements, and that no rights, easements, or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this Lease.

(q) Intentionally Deleted.

(r) During the Term, should a real estate investment trust become Landlord hereunder, all provisions of this Lease shall remain in full force and effect except as modified by this Paragraph 27(r). If Landlord in good faith determines that its status as a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as heretofore or hereafter amended, will be jeopardized because of any provision of this Lease, Landlord may request reasonable amendments to this Lease and Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such amendments do not (a) increase the monetary obligations of Tenant pursuant to this Lease or (b) in any other manner adversely affect Tenant’s interest in the Premises.

(s) Whenever a period of time is herein prescribed for the taking of any action by either party, the party required to take such action shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to any Unavoidable Delay.

(t) If, following the execution of this Lease, Tenant requests that Landlord execute any document or instrument that is other than (i) a document or instrument the form of which is attached hereto as an exhibit, or (ii) a document that solely sets forth facts or circumstances that are then existing and reasonably ascertainable by the requested party with respect to the lease, then Tenant shall be responsible for paying the out-of-pocket costs and expenses, including without limitation, reasonable attorneys fees, and an administrative fee of $500.00, incurred by Landlord in connection with the review (and, if applicable, the negotiations) related to such document(s) or instrument(s), regardless of whether such document(s) or instrument(s) is (are) ever executed by Landlord. All such costs and expenses incurred by Landlord in connection with its review and negotiation of any such document(s) or instrument(s) shall be deemed to be additional rental due hereunder and shall be payable by Tenant promptly upon demand.

(u) Landlord and Tenant have agreed to additional terms of this Lease, which are more fully set forth on Exhibit G attached hereto and made a part hereof. In the event of a conflict between the provisions of this Lease and the provisions of Exhibit G, the provisions of Exhibit G shall control.

(v) Whenever a party is in default under the Lease, the non-defaulting party shall use commercially reasonable efforts to mitigate the damages resulting from the default.

(w) Tenant shall have the right to file this lease with the Securities Exchange Commission.

(x) “Reasonable Attorneys Fees” shall be deemed to be those fees actually charged based upon time actually spent at customary and reasonable charges normally incurred for those type of services, as opposed to any statutory presumption which may then be in effect.

28. Exhibits. Except as noted on the Table of Contents of this Lease, the following exhibits are attached hereto and are made a part of this Lease as if fully set out herein: (a) description of the Premises as set forth in Exhibit A, “Description of Premises”; (b) rules and regulations governing Tenant’s occupancy of the Premises as set forth in Exhibit B, “Rules and Regulations”; (c) upfitting obligations as set forth in Exhibit C, “Work Letter Agreement”; (d) enumerated operating expenses as set forth in Exhibit D, “Operating Expenses”; (e) a schedule of Basic Rent as set forth in Exhibit E, “Basic Rent”; (f) (intentionally deleted); (g) other terms as set forth in Exhibit G, “Other Terms”; (h) a description of the Land as set forth in Exhibit H, “Description of the Land”; and (i) a commencement date stipulation as set forth in Exhibit I, “Commencement Date Stipulation”.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal on the day and year first above written.

LANDLORD:

BRIER CREEK CORPORATE CENTER ASSOCIATES LIMITED PARTNERSHIP, a North Carolina limited partnership

	By:	AAC-Corporate Center Development GP, LLC, a North Carolina limited liability company, its General Partner

		By:	/s/ Paul L. Herndon
Name: Paul L. Herndon
Title: Vice President

TENANT:

INSPIRE PHARMACEUTICALS, INC a Delaware corporation

By:		/s/ Thomas R. Staab, II
Name:		Thomas R. Staab, II
Title:		Chief Financial Officer & Treasurer

EXHIBIT A

DESCRIPTION OF PREMISES

A-1

EXHIBIT B

RULES AND REGULATIONS

1. The Public Areas shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises, and no tenant shall permit any of its employees, agents, licensees or invitees to congregate or loiter in any of the Public Areas. Tenant shall not invite to, or permit to visit, the Premises persons in such numbers or under such conditions as may interfere with the use and enjoyment by others of the Public Areas. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by any tenant, or the employees, agents, licensees or invitees of any tenant. Landlord reserves the right to control and operate, and to restrict and regulate the use of, the Public Areas and the public facilities, as well as other facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally, including the right to allocate certain elevators for delivery service, and the right to designate which Building entrances shall be used by persons making deliveries in the Building. No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Premises.

2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, approved by Landlord. In order that the Building can and will maintain a uniform appearance to those persons outside of the Building, each tenant occupying the perimeter areas of the Building shall (a) use only building standard lighting in areas where lighting is visible from the outside of the Building and (b) use only building standard blinds in window areas which are visible from the outside of the Building.

3. No sign, insignia, advertisement, lettering, notice or other object shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or the Building (including, without limitation, any patios or balconies that are part of, or that are connected to, the Building) or on doors, corridor walls, the Building directory or in the elevator cabs without the prior approval of Landlord as to size, color, style, content and location, and Tenant shall obtain all necessary approvals and permits from governmental or quasi-governmental authorities in connection with such signs. Tenant shall submit sign drawings to Landlord for approval prior to fabrication and installation. The following submission requirements, in duplicate, constitute the minimum data required: (i) layout, size, location and color of test; (ii) layout of additional symbols or logo; (iii) installation details; and (iv) lighting details, if applicable. Such signs shall, at the expense of Tenant, be inscribed, painted or affixed by signmakers approved by Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove such signs without any liability, and may charge the expense incurred in such removal to the tenant or tenants violating this rule. Only the Tenant named in the Lease shall be entitled to appear on the directory tablet. Additional names may be added in Landlord’s sole discretion under such terms and conditions as Landlord may approve.

4. No object (including, without limitation, furniture, signs, insignia, lettering, flags, and banners) shall be placed, stored or exhibited outside of the Premises or the Building (including, without limitation, any patios or balconies that are part of, or that are connected to, the Building) by Tenant, without the prior written consent of Landlord, which may be granted, withheld or conditioned in Landlord’s sole and absolute discretion.

5. Neither the sashes, sash doors, skylights or windows that reflect or admit light and air into the halls, passageways or other public places in the Building nor the heating, ventilating and air conditioning vents and doors shall be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills on the peripheral heating enclosures. Whenever the heating, ventilating or air conditioning systems are in operation, Tenant agrees to draw the shades, blinds or other window coverings, as reasonably required because of the position of the sun. Tenant shall have no right to remove or change shades, blinds, or other window-coverings within the Premises without Landlord’s consent.

6. No showcases or other articles shall be placed by Tenant in front of or affixed to any part of the exterior of the Building, nor placed in the Public Areas.

7. No acids, vapors, or other harmful materials shall be discharged, or permitted to be discharged, into the waste lines, vents, or flues of the Building. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids, or other foreign substances shall be thrown or deposited therein. Nothing shall be swept or thrown into the Public Areas or other areas of the Building, or into or upon any heating or ventilating vents or registers or plumbing apparatus in the Building, or upon adjoining buildings or land or the street. The cost of repairing any damage resulting from any misuse of such fixtures, vents, registers, and apparatus and the cost of repairing any damage to the Building, or to any facilities of the Building, or to any adjoining building or property, caused by Tenant, or the employees, agents, licensees or invitees of Tenant, shall be paid by Tenant. Any cuspidors or similar containers or receptacles shall be emptied, cared for and cleaned by and at the expense of such tenant.

8. Tenant shall not mark, paint, drill into, or in any way deface, any part of the Premises or the Building. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of, and as directed by, Landlord. No telephone, telegraph, or other wires or instruments shall be introduced into the Building by Tenant except in a manner approved by Landlord. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

9. No bicycles, vehicles, animals (except seeing eye dogs), fish or birds of any kind shall be brought into, or kept in or about, the Premises.

10. No noise, including, but not limited to, music, the playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by Tenant. Nothing shall be done or permitted by any tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.

11. Nothing shall be done or permitted in the Premises, and nothing shall be brought into, or kept in or about the Premises, which would impair or interfere with any of the Building equipment or the services of the Building or the proper and economic heating, cleaning or other services of the Building or the Premises, nor shall there be installed by Tenant any ventilating, air-conditioning, electrical, or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference. Neither Tenant, nor the employees, agents, licensees, or invitees of Tenant, shall at any time bring or keep upon the Premises any inflammable, combustible, or explosive fluid, chemical, or substance not generally used in similar office buildings.

12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof. Duplicate keys for the Premises and toilet rooms shall be procured only from Landlord, and Landlord may make a reasonable charge therefor. Each tenant shall, upon the expiration or sooner termination of the Lease of which these Rules and Regulations are a part, turn over to Landlord all keys to stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys furnished by Landlord, Tenant shall pay to Landlord the cost of replacement locks. Notwithstanding the foregoing, Tenant may, with Landlord’s prior written consent, install a security system on the Premises which uses master codes or cards instead of keys provided that Tenant shall provide Landlord with the master code or card for such system.

13. All removals, or the carrying in or out of, any safes, freight, furniture, packages, boxes, crates, or any other object or matter of any description shall take place only during such hours and in such elevators as Landlord may from time to time determine, which may involve overtime work for Landlord’s employees. Tenant shall reimburse Landlord for extra costs incurred by Landlord including but not limited to the cost of such overtime work. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises or the Building under the provisions of this Rule 13 or of Rule 16 hereof.

14. Tenant shall not use or occupy, or permit any portion of the Premises to be used or occupied, as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of narcotics or other illegal substances or as a barber, beauty, or manicure shop, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, retail, wholesale or discount shop for sale of merchandise, retail service shop, labor union, or for a public finance (personal loan) business, or as a hiring or employment agency, or as a stock brokerage board room. Tenant shall not engage or pay any employee on the Premises, except those actually working for Tenant on the Premises, nor advertise for laborers giving an address at the Building. Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used as a restaurant, shop, booth or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public, or for manufacturing, or for the sale at retail or auction of merchandise, goods, or property of any kind.

15. Landlord shall have the right to prohibit any advertising or identifying sign by Tenant which, in the judgment of Landlord, tends to impair the appearance or reputation of the Building or the desirability of the Building, and upon written notice from Landlord, Tenant shall refrain from and discontinue such advertising or identifying sign.

16. Landlord reserves the right to exclude from the Building at all times other than Business Hours all persons without authorization from Tenant for admission to the Building. Each Tenant shall be responsible for all persons for whom it authorizes admission to the Building and shall be liable to the Landlord for all acts of such person or persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building. In the event of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of tenants and the protection of property in the Building.

17. Tenant, before closing and leaving the Premises at any time, shall see that all lights, typewriters, copying machines and other electrical equipment are turned off. All entrance doors in the Premises shall be kept locked by Tenant when the Premises are not in use. Entrance doors shall not be left open at any time.

18. Tenant shall, at its expense, provide light, power and water for the employees of Landlord, and the agents, contractors and employees of Landlord, while performing janitorial service or other cleaning in the Premises and while making repairs or alterations in the Premises.

19. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

20. Unless otherwise expressly provided in the Lease, Tenant shall not use, occupy or permit any portion of the Premises to be used or occupied for the manufacture or sale of liquor.

21. The requirements of Tenant will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

22. Canvassing, soliciting, and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

23. The employees, agents, licensees and invitees of Tenant shall not loiter around the Public Areas or the front, roof, or any part of the Building used in common by other occupants of the Building.

24. There shall not be used in any space, or in the Public Areas, either by Tenant or by others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

25. Tenant shall not cause or permit any odor of cooking or other processes, or any unusual or objectionable odors, to emanate from the Premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the Premises except as is expressly permitted in the Lease of which these Rules and Regulations are a part.

26. All paneling, doors, trim or other wood products not considered furniture shall be of fire-retardant materials. Before installation of any such materials, certification of the materials’ fire-retardant characteristics shall be submitted to and approved by Landlord, and all such materials shall be installed in a manner approved by Landlord.

27. Whenever Tenant shall submit to Landlord any plan, agreement, or other document for the consent or approval of Landlord, Tenant shall pay to Landlord, on demand, a processing fee in the amount of the reasonable fees for the review thereof, including the services of any outside architect, engineer or attorney employed by Landlord to review such plan, agreement, or document.

28. All employees of the Tenant will park in their assigned or designated areas, as may be determined by Landlord from time to time. Tenant will insure that its employees are prohibited from utilizing the visitor parking areas.

29. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord. All such work shall be effected pursuant to permits issued by all applicable governmental authorities having jurisdiction.

30. All Public Areas shall be under the sole and absolute control of Landlord, with Landlord having the exclusive right to regulate and control these areas. Tenant agrees to conform to the rules and regulations that may be established by Landlord for these areas from time to time.

31. Smoking is prohibited in all common areas including, without limitation, all restrooms, hallways, stairwells, elevators, lobbies, etc.

32. All Tenant move-ins and move-outs will be limited to Monday through Friday: 5:30 p.m. until 6:00 a.m., or anytime on Saturday or Sunday. Tenant must notify Landlord of moving arrangements in advance.

33. Landlord reserves the right to rescind, alter, waive, or add, as to one or more or all tenants, any rule or regulation at any time prescribed for the Building when, in the judgment of Landlord, Landlord deems it necessary or desirable for the reputation, safety, character, security, care, appearance, or interests of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration, waiver, or addition of any rule or regulation in respect of one tenant shall operate as a rescission, alteration, or waiver in respect of any other tenant.

EXHIBIT C

WORK LETTER AGREEMENT

This Work Letter Agreement (“Work Letter”) is executed simultaneously with that certain Lease (“Lease”) between Inspire Pharmaceuticals, Inc., as Tenant, and Brier Creek Corporate Center Associates Limited Partnership, a North Carolina limited partnership, as Landlord, relating to leased premises (“Premises”) at the building commonly known as Brier Creek Office #6 (the “Building”), which Premises are more fully identified in the Lease. Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings ascribed to them in the Lease.

For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

1. WORK. Landlord, at Tenant’s sole cost and expense, is obligated to perform, or cause to be performed, Landlord’s Work (“Landlord’s Work”) relative to the initial upfit of the Premises as provided for in the Approved Landlord Plans (as defined in Paragraph 2 hereof) and upon the terms and conditions set forth herein and shall deliver the Premises to Tenant Ready for Occupancy (as defined in Section 1 of the Lease). Subject to Tenant’s satisfaction of the conditions specified in this Work Letter Agreement, Tenant shall receive, as a credit against the costs of Landlord’s Work payable by Tenant hereunder (including, without limitation, all architectural, engineering, design, planning, permitting, administrative and hard and soft construction costs, all of which shall count against the Upfit Allowance), up to a maximum amount of $30.00 per square foot (the “Upfit Allowance”). Any costs of Landlord’s Work incurred by Landlord in excess of the Upfit Allowance shall be paid to Landlord by Tenant, fifty percent (50%) of such excess costs upon the start of construction and the balance when the Premises are Ready for Occupancy, upon written demand therefore accompanied by invoices detailing the additional costs incurred. In the event the total costs of Landlord’s Work are less than the Upfit Allowance, Tenant shall be entitled to apply the balance to any other costs associated directly with Tenant’s relocation to the Premises including Tenant’s furniture, fixtures and equipment.

2. PRE-CONSTRUCTION ACTIVITIES. As used herein the term “Approved Landlord Plans” shall mean the Landlord Plans (as hereinafter defined), as and when approved in writing by Landlord and Tenant which shall be incorporated herein and made a part hereof. As used herein, the term “Landlord Plans” shall mean the full and detailed architectural and engineering plans and specifications covering Landlord’s Work (including, without limitation, architectural, mechanical and electrical working drawings for Landlord’s Work). As used herein, “Landlord’s Work” shall mean the construction and installation of such improvements to the Premises as set forth in the Approved Landlord Plans. The Landlord Plans shall be subject to Landlord’s and Tenant’s approval and the approval of all local governmental authorities requiring approval of Landlord’s Work and/or the Approved Landlord Plans. Tenant shall give its approval or disapproval (giving reasons in case of disapproval) of the Landlord Plans within ten (10) days after their delivery to Tenant. Tenant agrees not to unreasonably withhold its approval of said Landlord Plans. If Tenant notifies Landlord that changes are required to the Landlord Plans submitted by Landlord, and if, in Landlord’s reasonable estimation, such required changes are commercially reasonable, Landlord shall, within ten (10) business days thereafter, submit to Tenant, for its approval, the Landlord Plans amended in accordance with the changes so required. In the event that Landlord and Tenant have not mutually approved the Landlord Plans on or before July 15, 2010, Landlord and Tenant shall meet to promptly resolve any disputes in good faith.

3. LANDLORD’S WORK. Utilizing a general contractor (“Contractor”) selected by Tenant and reasonably approved by Landlord, not to be unreasonably withheld or delayed, Landlord shall diligently prosecute the Landlord’s Work using materials identified in the Approved Landlord Plans, subject to compliance with all governmental laws, regulations and requirements. Landlord shall make the Premises Ready for Occupancy (as defined in Section 3(b)) no later than December 15, 2010. Once

Landlord has notified Tenant that the Premises are Ready for Occupancy, Landlord and Tenant shall mutually agree on a punch list of items, if any, which remain to be completed and, upon mutual agreement of the same, Landlord agrees to promptly commence and complete such items. Landlord and the Contractor shall be allowed to enter upon the Premises at any reasonable times after the Premises are Ready for Occupancy as necessary to complete any unfinished details and the punch list, and such entry shall not constitute an actual or constructive eviction of Tenant, in whole or in part, nor shall it entitle Tenant to any abatement or diminution of rentals or relieve Tenant from any obligation under the Lease.

4. TENANT’S WORK. As used herein, “Tenant’s Work” shall mean the wiring of the Premises for Tenant’s use and occupancy and other minor “move-in” work required for Tenant’s use and occupancy of the Premises. Tenant and Tenant’s agents shall be permitted to enter the Premises upon commencement of Landlord’s Work by the Contractor in order that Tenant may do Tenant’s Work and such other work as may be required by Tenant to make the Premises ready for Tenant’s use and occupancy. All work done in or upon the Premises by Tenant shall be done according to the standards set forth in this Paragraph 4.

(a) Tenant’s Work shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards, including, but not limited to, requirements of Landlord’s fire insurance underwriters.

(b) Tenant shall, at its own cost and expense, obtain all required building permits and other permits associated with Tenant’s Work, if any. Tenant’s failure to obtain such permits shall not cause a delay in the Commencement Date or the obligation to pay Rent or any other obligations set forth in the Lease.

(c) Tenant shall use only new, first-class materials in performing Tenant’s Work. All of Tenant’s Work shall be done in a good and workmanlike manner.

(d) Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law, Tenant agrees to indemnify, protect, defend and hold harmless Landlord, the parties listed in, or required by, the Lease to be named as additional insureds, Landlord’s contractors, Landlord’s architects, and their respective beneficiaries, partners, directors, officers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with Tenant’s Work or the entry of Tenant or Tenant’s contractors into the Building and the Premises, including, without limitation, mechanic’s liens, the cost of any repairs to the Premises or Building necessitated by activities of Tenant or Tenant’s contractors, bodily injury to persons or damage to the property of Tenant, its employees, agents, invitees, licensees or others. It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.

5. DELAYS. In the event Tenant fails to deliver or deliver in sufficient and accurate detail the information required under Paragraph 2 above on or before the respective dates specified in said Paragraph 2, or in the event Landlord, for any reason associated with delays solely caused by Tenant or its employees, agents, contractors, subcontractors and/or licensees, fails to deliver the Premises as required in paragraph 3 hereof, Tenant shall be responsible for Rent and all other obligations set forth in the Lease from and after the date that Landlord would have delivered the Premises but for such delays (regardless of the degree of completion of Landlord’s Work on such date), and no such delay in completion of Landlord’s Work shall relieve Tenant of any of its obligations under the Lease.

6. CHANGE ORDERS. All changes to the Approved Landlord Plans requested by Tenant must be approved by Landlord in advance of the implementation of such changes as part of Landlord’s Work. All delays caused by Tenant-initiated change orders, including, without limitation, any stoppage of work during the change order review process, are solely the responsibility of Tenant; and, in the event of any such delays Tenant shall be responsible for Rent and all other obligations set forth in the Lease from and after the date that Landlord would have delivered the Premises to Tenant in accordance with Paragraph 3 hereof but for such delays (regardless of the degree of completion of Landlord’s Work on such date), and no such delay in completion of Landlord’s Work shall relieve Tenant of any of its obligations under the Lease. All increases in the cost of Landlord’s Work resulting from such change orders shall be borne by Tenant. Landlord shall have no authority to deviate from the Approved Landlord Plans in performance of Landlord’s Work except as authorized by Tenant hereunder. If required by Tenant, Landlord shall provide Tenant “as-built” drawings of Landlord’s Work within thirty (30) days of completion thereof.

7. MISCELLANEOUS.

(a) Time is of the essence of this Work Letter Agreement.

(b) Any person signing this Work Letter Agreement on behalf of Landlord and Tenant warrants and represents he/she has authority to sign and deliver this Work Letter Agreement and bind the party on behalf of which he/she has signed.

(c) If Tenant fails to make any payment relating to Landlord’s Work as required hereunder, such failure shall also constitute a default under the Lease and Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder, provided such default is not remedied within five (5) days of Landlord providing Tenant written notice of such default.

(d) Notices under this Work Letter shall be given in the same manner as under the Lease.

(e) The headings set forth herein are for convenience only.

(f) This Work Letter, together with the applicable provisions of the Lease, sets forth the entire agreement of Tenant and Landlord regarding Landlord’s Work and Tenant’s Work. This Work Letter may only be amended if in writing, duly executed by both Landlord and Tenant. Tenant acknowledges that Landlord’s Work consists solely of hiring a contractor and/or designer, competitively biding the upfit contract, administering the upfit contract and coordinating completion of all punch list items and that Landlord shall manage and oversee Landlord’s Work without charge to Tenant. The Contractor and designer shall be solely liable for all work performed. Tenant shall have the right, but not the obligation, to hire a technical expert to oversee construction of Landlord’s Work or hire Landlord directly to perform additional services.

(g) All amounts due from Tenant hereunder shall be deemed to be Rent due under the Lease.

(h) Landlord shall obtain from the Contactor a one year warranty, transferable to Tenant, for defective workmanship and materials.

8. EXCULPATION OF LANDLORD. Notwithstanding anything to the contrary contained in this Work Letter Agreement, it is expressly understood and agreed by and between the parties hereto that:

(a) the recourse of Tenant or its successors or assigns against Landlord with respect to the alleged breach by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in this Work Letter Agreement (collectively, “Landlord’s Work Letter Undertakings”) shall extend only to Landlord’s interest in the Building, as same may be encumbered from time to time, and not to any other assets of Landlord or of its partners; and

(b) except to the extent of Landlord’s interest in the Building, no personal liability or personal responsibility of any sort with respect to any of Landlord’s Work Letter Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, Landlord, its partners, Landlord’s property managers or against any of their respective directors, officers, employees, agents, partners, beneficiaries, trustees or representatives.

IN WITNESS WHEREOF, this Work Letter Agreement is executed as of this 28th day of June 2010.

LANDLORD:

BRIER CREEK CORPORATE CENTER ASSOCIATES LIMITED PARTNERSHIP, a North Carolina limited partnership

	By:	AAC-Corporate Center Development GP, LLC, a North Carolina limited liability company, its General Partner

		By:	/s/ Paul L. Herndon
Name: Paul L. Herndon
Title: Vice President

TENANT:

INSPIRE PHARMACEUTICALS, INC. a Delaware corporation

By:		/s/ Thomas R. Staab, II
Name:		Thomas R. Staab, II
Title:		Chief Financial Officer & Treasurer

EXHIBIT D

OPERATING EXPENSES

(i) all supplies and materials used, and labor charges incurred, in the operation, maintenance, decoration, repairing, and cleaning of the Building and the Public Areas;

(ii) cost of all equipment purchased or rented which is utilized in the performance of Landlord’s obligations hereunder, other than in connection with the upfitting of the Premises, and the cost of maintenance and operation of any such equipment;

(iii) cost of all management, maintenance, and service agreements for the Building and the Public Areas and the equipment therein and thereon, including, without limitation, alarm service, security service, window cleaning, and elevator maintenance, janitorial service, and landscaping and signage maintenance;

(iv) accounting costs, including the cost of audits by certified public accountants, and legal and engineering fees and expenses incurred in connection with the operation and management of the Land and the Building, other than incurred in connection with the upfitting of any tenant spaces;

(v) wages, salaries, commissions, and related expenses of all on-site agents or employees engaged in the operation, maintenance, security and management of the Building and the Public Areas;

(vi) cost of all insurance coverage for the Building and the Public Areas, including, but not limited to, the cost of casualty, rental abatement, and liability insurance applicable to the Building and the Public Areas and Landlord’s personal property used in connection therewith;

(vii) cost of repairs, replacements and general maintenance to the Building and the Public Areas, structural or non-structural, including without limitation the roof and mechanical, electrical and heating, ventilating and air-conditioning equipment and/or systems of the Building (excluding repairs and general maintenance paid by proceeds of insurance or by tenants or other third parties, and alterations attributable solely to tenants), such cost to be included in Operating Expenses for the calendar year in which such cost is incurred by Landlord;

(viii) any and all maintenance or redecoration (including repainting) of the Building and the Public Areas, and exterior and interior landscaping;

(ix) cost of removal of trash, rubbish, garbage, and other refuse from the Building and the Public Areas, as well as removal of ice and snow from the sidewalks on or adjacent to the Land;

(x) all supplies, tools, equipment and materials used in the operation and maintenance of the Building and the Public Areas;

(xi) straight line depreciation of the cost of any capital improvements made to the Building and the Public Areas subsequent to the Commencement Date (including, without limitation, legal, architectural and engineering fees incurred in connection therewith), but only to the extent permitted by the definition of Operating Expenses in Paragraph 1 of the Lease.

(xii) all charges for gas, water, sewerage service, and other utilities furnished to the Building and the Public Areas, to the extent not separately metered for a particular tenant premises;

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(xiii) all electricity furnished to the Building and the Public Areas, including, without limitation, electricity furnished to individual tenants of the Building (to the extent same is not metered to a particular tenant premises), and to the machinery and equipment, including, without limitation, any heating, ventilation, and air-conditioning equipment, used in the operation and maintenance of the Building and the Public Areas;

(xiv) janitorial service, including service to areas of the Building leased to tenants;

(xv) every other expense which would be considered an expense of maintaining, operating, insuring, managing, or repairing the Building and the Public Areas;

(xvi) management fees payable to any managing agent of the Building and the Public Areas;

(xvii) the Building’s proportionate share of the costs of leasing, operating and maintaining any on-site leasing and management office within the Development;

(xviii) the Building’s proportionate share of any and all assessments and other charges payable by Landlord relative to the Development under the terms of any applicable restrictive covenants, agreements or similar documents; and

(xix) the Building’s proportionate share of the costs of maintenance, repair, replacement and operation of any common area improvements (including, without limitation, parking areas, parking decks, roadways, driveways, landscaped areas, utility facilities, signage and other similar or related improvements) serving the Building as well as other property within the Development.

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EXHIBIT E

BASIC RENT

Beginning January 1, 2013 and on each subsequent January 1 during the Term (each such date being a “Basic Rent Increase Date”), Basic Rent for the following twelve month period shall be increased over the Basic Rent for the previous twelve month period (the “Old Basic Rent”) according to the following formula:

Basic Rent = 1.025 x (Old Basic Rent - Base Factor) + Base Factor

Landlord and Tenant hereby agree that as soon as Landlord is able to accurately calculate Basic Rent payable for calendar year 2013, Landlord and Tenant shall enter into an agreement specifying the Basic Rent payable by Tenant under this Lease in a form substantially as set out in Exhibit E-1 attached hereto. The failure by Landlord or Tenant to execute such agreement shall not affect Tenant’s obligation to make any payment of Rent due under this Lease.

Lease Year	Monthly Rent
January 1, 2011 – August 30, 2011	$0.00
September 1, 2011 – December 31, 2011	$71,423.33
January 1, 2012 – December 31, 2012	$73,208.97
January 1, 2013 – December 31, 2013	TBD
January 1, 2014 – December 31, 2014	TBD
January 1, 2015 – December 31, 2015	TBD
January 1, 2016 – December 31, 2016	TBD
January 1, 2017 – December 31, 2017	TBD

The actual Basic Rent shall be determined pursuant to the formula set forth above upon verification by Landlord of the actual Base Factor.

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EXHIBIT E-1

Basic Rent Confirmation Agreement

This Basic Rent Confirmation Agreement made this      day of             ,              by and between                                                       (the “Landlord”) and                                                                                                                (the “Tenant”).

W I T N E S S E T H

WHEREAS, on                     ,             , Landlord and Tenant entered into a Lease Agreement (the “Lease”) relating to the building and premises located at                     .

WHEREAS, on                     ,             , the Tenant entered the Premises (as defined in the Lease) and therefore, pursuant to Section                      of the Lease, the term of the Lease has commenced; and

WHEREAS, the parties desire to confirm the amount of Basic Rent to be paid by Tenant under the Lease.

NOW THEREFORE, in consideration of the mutual covenants herein contained, Landlord and Tenant agree as follows:

1. Basic Rent. Landlord and Tenant hereby agree that Exhibit E of the Lease is hereby amended to read as follows:

Period	Basic Rent PRSF		Annual Basic Rent		Basic Rent Monthly Payment
January 1, 2011 – August 30, 2011		N/A		N/A		Free
September 1, 2011 – December 31, 2011	$		$		$
January 1, 2012 – December 31, 2012	$		$		$
January 1, 2013– December 31, 2013	$		$		$
January 1, 2014– December 31, 2014	$		$		$
January 1, 2015– December 31, 2015	$		$		$
January 1, 2016– December 31, 2016	$		$		$
January 1, 2017– December 31, 2017	$		$		$

E-1

2. No Further Amendment. Except as expressly modified herein, the Lease remains in full force and effect and is hereby ratified and confirmed.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed on the date first written above.

LANDLORD:

By:
Name:
Title:

TENANT:

INSPIRE PHARMACEUTICALS, INC. a Delaware corporation

By:
Name:
Title:

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EXHIBIT F

INTENTIONALLY DELETED

F-1

EXHIBIT G

OTHER TERMS

1. Renewal Option. So long as Tenant is not in default under this Lease, Tenant is hereby granted the option to renew the term of the Lease as to the entire Premises for two (2) periods (each, a “Renewal Term”) of three (3) years each, to commence at the expiration of the initial Term or the first Renewal Term. Tenant shall exercise its option to renew by delivering written notice to Landlord six (6) months prior to the expiration of the initial Term or first Renewal Term, time being of the essence. If notification of the exercise of this option is not so given and received, all options granted hereunder shall automatically expire. Any such renewal of this Lease shall be upon the same terms and conditions of this Lease, except there shall be either one or no further renewal option, as applicable, and the annual Basic Rent during each Renewal Term shall be at the then prevailing Market Rate for comparable office buildings in Raleigh, North Carolina.

The “Market Rate” means the rental rate which Landlord and a third party tenant would agree upon the renewal option, as of the commencement date of such Renewal Term, taking into consideration the uses permitted under the Lease, the quality, size, design and location of the Premises, and the rental for the renewal of leases for comparable space located in the vicinity. The Market Rate shall include any tenant improvements, tenant improvement allowances, abatement of rentals or concessions that are then being offered by Landlord or other property owners for space comparable to the Premises.

In the event Tenant exercises any such Renewal Option, within sixty (60) days after commencement of each Renewal Term, Landlord shall clean the carpet throughout the Premises and touch-up the paint on interior walls within the Premises as needed.

2. Right of First Refusal. In the event Tenant is not in default of this Lease, Tenant shall be granted an ongoing right of first refusal to lease contiguous and adjacent space on the third and fourth floors of the Building (the “Vacant Space”). In the event Landlord receives an offer to lease any portion of the Vacant Space from a third party, Landlord shall so notify Tenant. Thereupon, Tenant shall, for a period of twenty (20) days following receipt of such notice, time being of the essence, have a right and option to lease the applicable Vacant Space upon the same terms and conditions as this Lease, as the same may be equitably adjusted based on the additional square footage and the term remaining on this Lease. Upon addition of space to the Premises pursuant to the exercise by Tenant of its option hereunder, Landlord and Tenant shall execute and deliver an amendment to this Lease confirming the same. Notwithstanding anything in this Lease to the contrary, the right of first refusal granted to Tenant pursuant to this paragraph is not applicable during the final twelve (12) months of the initial Term or any Renewal Term, unless Tenant has exercised its Renewal Term, in which event, this right of first refusal shall not be applicable during the last twelve (12) months of the Renewal Term. If notification of the exercise of this option by Tenant is not given and received as set forth above, Landlord shall be permitted to lease the Vacant Space to any third party.

Notwithstanding the forgoing, Landlord hereby agrees that it will not actively market or lease to any party other than Tenant, the fourth floor contiguous space for a period beginning on the Effective Date and expiring on June 15, 2012.

3. Signage. Tenant may install, at Tenant’s request and sole expense, up to two (2) exterior building façade signs at a location on the Building to be mutually acceptable to both Landlord and Tenant. The design of such exterior signs shall be designated by Tenant and subject to Landlord’s consent, not to be unreasonably withheld, and all restrictions and applicable ordinances as well as the architectural review

G-1

committee for Brier Creek. Tenant acknowledges that this exterior sign right is granted to Inspire Pharmaceuticals, Inc. and is specific to Inspire Pharmaceuticals, Inc In the event this Lease is assigned or sublet, there shall be no exterior signage right for such successor tenant or subtenant; provided, however, that if the exterior sign does not require any change, as a result of a merger or successor company taking over this Lease, it shall be permitted to remain on the Building. Tenant shall be required to remove its signs, at its sole cost and expense, and repair the Building if necessary, upon the expiration or earlier termination of this Lease.

4. Rules and Regulations. Notwithstanding anything to the contrary set forth in the Rules and Regulations set forth on Exhibit B, as the same may be amended from time to time, (i) Tenant may install curtains, blinds, shades or screens in connection with, any window or door of the Premises without consent of Landlord, (ii) Tenant may keep in or about the Premises, bicycles and fish, (iii) computers may be left on before, during and after Business Hours regardless of whether or not in use, (iv) janitorial service shall be provided during Business Hours, (v) Tenant shall not be charged for the cost of HVAC service used while Landlord, its agents, contractors or employees are performing Landlord’s Work or non-routine repair items while Tenant is not in occupancy of the Premises and (vi) Landlord shall establish a designated smoking area outside the Building for use by Tenant’s employees, guests and invitees.

5. Landlord’s Warranties. Landlord warrants that as of the Commencement Date: (i) Landlord’s Work has been substantially completed in accordance with approved plans and otherwise in a workmanlike manner, is free from any defects, and is in substantial compliance with all applicable codes and regulations; (b) all the Premises’ mechanical systems (i.e., HVAC, etc.) are functional and in good condition; (c) the Premises are suitable for use by Tenant for its Use; (d) neither the Premises nor the Building contains any Hazardous Substances; and (e) the Premises and the Building comply with all applicable laws and regulations, including, but not limited to, the Americans with Disabilities Act.

6. Generator and Scissor Lift. Landlord shall install, in accordance with the terms and conditions set forth on Exhibit C and according to the specifications set forth in the Approved Landlord Plans, at such locations shown on the map attached as an exhibit to Exhibit C, (a) a generator pad and 125KW Natural Gas Generac (277/480 voltage, 200 AMPS) and (b) a scissor lift. The cost and expense of (i) the scissor lift and its installation and (ii) installation of the generator shall be paid by Tenant subject the Upfit Allowance. Notwithstanding the provisions of Section 12, Alterations, Landlord and Tenant agree that the generator and the scissor lift are the personal property of Tenant, for Tenant’s sole use, and Tenant shall have the right to remove such personal property upon the expiration or earlier termination of this Lease, provided that Tenant shall repair any damage or repair to the Premises or the Building upon the removal thereof. Landlord shall take such action as is necessary to prevent use of the scissor lift by any third party other than the contractors, agents, employees, licensees or invitees of Tenant. The indemnity and insurance provisions of the Lease shall specifically apply to the generator area and scissor lift, regardless of whether the same is within the Premises and Tenant shall at all times be liable and legally responsible therefor and shall indemnify Landlord for any costs, damages, loss or liability as a result of the same being placed on the Land.

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EXHIBIT H

DESCRIPTION OF THE LAND

Lying and being located in the City of Raleigh, Wake County, North Carolina and being more particularly described as follows:

Being all of Lot 7 containing 6.55 acres as shown on “Brier Creek Corporate Center – Parcel J Subdivision Ph.1, Open Space Ph. 2-4 & Tree Conservation Area Ph. 1-4 Plat” recorded in the Wake County Registry in Book of Maps 2008, Pages 1636-1645.

H-1

EXHIBIT I

COMMENCEMENT DATE STIPULATION

Pursuant to that certain Lease Agreement (the “Lease”) Brier Creek Corporate Center Associates Limited Partnership, a North Carolina limited partnership (the “Landlord”) and Inspire Pharmaceuticals, Inc., a Delaware corporation (“Tenant”) for certain premises in the Brier Creek Office #6 Building located at 8051 Arco Corporate Drive, Raleigh, North Carolina, Landlord and Tenant hereby stipulate and certify that:

1. Commencement Date. The Commencement Date of the term of the Lease shall be at 12:01 o’clock A.M. on the      day of             , 2010.

2. Termination Date. The Termination Date of the term of the Lease shall be at 12:00 o’clock Midnight on the                     , 2017; provided, however, Tenant has the option to extend the term of the Lease for two additional terms of three years.

3. Confirmation Of Square Footage. The verified square footage of the Premises is                     . All square footage references in the Lease are hereby amended to read “                    ” and all calculations based on the square footage are hereby amended to be calculated based on a square footage of                     .

4. Rent. The total monthly rent payment due under the Lease for the first year of the term is $71,423.33 (Fixed Minimum Rent is $              and Additional Rent is $             ). Rent shall commence on             , 2011.

5. Occupancy Date. Tenant occupied the Premises on              and by execution of this agreement acknowledges that it has accepted the Premises in its “as-is” condition, Landlord’s turnover requirements have been met and all Landlord’s Work and any other construction obligations have been completed to Tenant’s full satisfaction.

6. Effect. This Commencement Date Acknowledgment in no way alters, modifies, or amends the Lease, and the Lease continues uninterrupted, unabated and in full force and effect.

The terms and provisions of this Commencement Date Stipulation are hereby incorporated into the Lease and modify any and all provisions to the contrary contained therein.

I

Executed under seal as of the      day of                     , 2010.

TENANT:

INSPIRE PHARMACEUTICALS, INC.
a Delaware corporation

By:
Name:
Title:

LANDLORD:

BRIER CREEK CORPORATE CENTER ASSOCIATES LIMITED PARTNERSHIP,
a North Carolina limited partnership

By:	AAC-Corporate Center Development GP, LLC, a North Carolina limited liability company, its General Partner

By:
	Name:	Paul L. Herndon
	Title:	Vice President

I